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                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                                LOGIMETRICS, INC.

                            MM-TECH ACQUISITION CORP.

                                  MM-TECH, INC.

                                       AND

                                CHARLES S. BRAND
                       -----------------------------------

                          Dated as of December 18, 1996

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                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of December 18, 1996, by and among LogiMetrics, Inc., a Delaware corporation ("Parent"), mm-Tech Acquisition Corp., a New Jersey corporation and a wholly-owned subsidiary of Parent ("Acquisition"), mm-Tech, Inc., a New Jersey corporation (the "Company"), and Charles S. Brand (the "Stockholder").

                                    RECITALS

     WHEREAS, the Boards of Directors of the Parent, Acquisition and the Company deem it advisable and in the best interests of their respective shareholders to effect the Merger (as defined below) of Acquisition with and into the Company in accordance with the terms and conditions of this Agreement and applicable provisions of law and the Boards of Directors of each of the Parent, Acquisition and the Company have approved the Merger; and

     WHEREAS, the Parent, as the sole stockholder of Acquisition, and the Stockholder, as the sole stockholder of the Company, have approved the Merger, this Agreement and the transactions contemplated hereby;

     NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     As used herein, the terms below shall have the following meanings. Any of these terms, unless the context otherwise requires, may be used in the singular or plural depending upon the reference.

     "Books and Records" shall mean all records pertaining to the assets, liabilities, customers, or suppliers of the Company or the Parent or Acquisition (as the case may be) or any Subsidiary (including the corporate minute book, corporate tax returns, stock ledger and related items).

     "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

     "Contract" shall mean, with respect to the Company or the Parent (as the case may be) or any Subsidiary, any of the agreements, contracts, leases, notes, loans, evidence of indebtedness, purchase orders, letters of credit, franchise agreements, undertakings, covenants not to complete, employment agreements, licenses, instruments, obligations or other commitments to which the Company or the Parent or any Subsidiary is a party or to which any of its assets are subject, whether oral or written, express or implied.

     "Encumbrances"  shall  mean  any  claim,  lien,  pledge,   option,  charge,
easement, security interest, right-of-way, encumbrance or other right of third parties.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "GAAP" shall mean generally accepted accounting principles consistently applied.

     "Inventory" shall mean all of the Company's or the Parent's (as the case may be) or any Subsidiary's inventory and supplies and all other materials utilized in connection with the conduct of the business operations of the Company or the Parent.

     "LogiMetrics Common Stock" shall mean the common stock, par value $.01 per share, of the Parent.

     "Material Adverse Effect" shall mean, with respect to the Company or the Parent (as the case may be), a material adverse effect on (i) its assets, the business or the condition (financial or otherwise), properties, liabilities, reserves, working capital, earnings, technology, Prospects or relations with customers, suppliers, distributors, employees or regulators of such entity or any Subsidiary or (ii) the right or ability of such entity to consummate the transactions contemplated hereby.

     "Prospects" shall mean, with respect to the Company, the Parent or Acquisition (as the case may be), and any Subsidiary taken as a whole, the future of the Company's or the Parent's or Acquisition's business based upon the Company's or (in the case of Acquisition) the Parent's business plans or other projections and shall not mean the expectations of the other party.

     "Subsidiary" means any corporation, association or other entity in which the Company, Acquisition or the Parent (as appropriate in the context) controls, directly or indirectly 50% or more of the outstanding securities or 50% or more of the total equity interest of such entity.

     "Tax" or "Taxes" shall mean all Federal, state, local, foreign and other taxes, assessments or other government charges, including, without limitation, income, estimated income, business, occupation, franchise, property, sales, transfer, use, employment, commercial rent or withholding taxes, including interest, penalties and additions in connection therewith for which the Company or the Parent (as the case may be) or any Subsidiary may be liable.

     "Tech Common Stock" shall mean the common stock, no par value, of the Company.

                                   ARTICLE II

                       THE MERGER AND RELATED TRANSACTIONS

     Section 2.1 The Merger. At the Effective Time (as defined in Section 2.2 below), Acquisition shall be merged with and into the Company in accordance with the applicable provisions of the New Jersey Business Corporation Act (the "NJBCA") (the "Merger") and the separate existence of Acquisition shall cease. The Company shall be the surviving corporation in the Merger and shall continue to be governed by the NJBCA. The separate corporate existence of the Company with all its rights, privileges, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the NJBCA. From and after the Effective Time, the Company is sometimes referred to herein as the "Surviving Corporation."

     Section  2.2  Certificate  of Merger.  On the  Closing  Date (as defined in
Section 2.7), the parties hereto shall cause a certificate of merger (the "Certificate of Merger") meeting the requirements of N.J.S.A. 14A:10-4.1 to be properly executed and filed with the Secretary of State of New Jersey in accordance with the NJBCA. The Merger shall be effective at the time and on the date of the filing of the Certificate of Merger in accordance with the NJBCA, or at such other time and date as may be specified in the Certificate of Merger (the "Effective Time").

     Section 2.3 Certificate of Incorporation of Surviving Corporation. The Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law.

     Section 2.4 By-laws of Surviving Corporation. The By-laws of Acquisition as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until amended in accordance with applicable law.

     Section 2.5 Board of Directors of Surviving Corporation. The Board of Directors of the Surviving Corporation shall consist of Charles S. Brand and Norman M. Phipps, who shall serve until their successors have been duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation or by-laws of the Surviving Corporation or as otherwise provided by law, or until their earlier death, resignation or removal.

     Section 2.6 Officers of Surviving Corporation. The officers of the Surviving Corporation shall be as follows:

                  President                 Charles S. Brand
                  Treasurer                 Charles S. Brand
                  Vice President            Michael L. Gaffney
                  Secretary                 Charles S. Brand
                  Assistant Secretary       Norman M. Phipps,

who shall serve until their successors have been duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation or by-laws of the Surviving Corporation or as otherwise provided by law, or until their earlier death, resignation or removal.

     Section 2.7 Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of counsel to the Parent at 10:00 A.M. local time within five business days of the satisfaction or waiver of the conditions set forth in Article IX hereof, or at such other time and place as is mutually agreed to by the Parent and the Company. The time and date of the Closing is herein called the "Closing Date".

                                   ARTICLE III

                              CONVERSION OF SHARES

     Section 3.1 Conversion.

     At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the outstanding shares of capital stock of each of Acquisition and the Company shall be converted as follows:

                           (a) Each outstanding share of capital stock of Acquisition shall be converted into and exchanged for one (1) fully paid and non-assessable share of common stock, no par value, of the Surviving Corporation;

                           (b) Each outstanding share of Tech Common Stock shall
                  be converted into 192,478 fully paid and non-assessable shares of LogiMetrics Common Stock; and

                           (c) Each share of Tech Common Stock held in the treasury of the Company or by any Subsidiary of the Company and each share of Tech Common Stock held by the Parent, Acquisition or their respective Subsidiaries immediately prior to the Effective Time shall be canceled, retired and cease to exist and no payment shall be made with respect thereto.

     All shares of Tech Common Stock  converted in accordance  with this Section
3.1 shall, at the Effective Time, no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and any holder of a certificate representing any such shares of Tech Common Stock shall cease to have any rights with respect thereto, except the right to receive, on a per share basis, the consideration specified in this Section 3.1.

     Section 3.2. Legended Certificates. The Certificate(s) representing shares of LogiMetrics Common Stock issued to the Stockholder pursuant to the Merger and the provisions of this Agreement shall bear the following legend:

                  "The securities represented hereby have not been registered either with the Securities and Exchange Commission or with any state securities commission and may not be sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an exemption from such registration."

     Section 3.3 Closing of the Company Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of any capital stock of the Company shall thereafter be made or recognized.

                                   ARTICLE IV

                                   [RESERVED]


                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                               AND THE STOCKHOLDER

     The following representations and warranties are made by the Company and the Stockholder, on a joint and several basis, to Acquisition and the Parent, and shall continue in full force and effect after the date hereof and, subject to the survival provisions hereinbelow, after the Closing Date.

     Section 5.01. Organization and Capitalization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, with an authorized capital stock consisting of 100 shares of common stock, no par value, of which 100 shares are currently issued and outstanding. No shares of Tech Common Stock are held as treasury shares or are owned by any Subsidiary of the Company. All of such issued and outstanding shares are duly authorized, have been validly issued, and are fully paid and non-assessable. Except as set forth on Schedule 5.01, there are no outstanding pre-emptive, conversion or other rights, options, warrants, or agreements granted or issued by or binding upon the Company for the purchase or acquisition of any shares of its capital stock. The Stockholder is, and as of the Effective Time will be, the sole record and beneficial owner of all of the issued and outstanding shares of capital stock of the Company. Except as set forth on
Schedule 5.01, the Company does not own, directly or indirectly, any outstanding stock or securities convertible into capital stock of any other corporation or participating interest in any partnership, joint venture or other business enterprise.

     Section 5.02. Power and Authority. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted and as proposed to be conducted and is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of its properties or assets or the nature of its business activities requires such qualification. All such jurisdictions are listed on Schedule 5.02.

     Section 5.03. Certificate of Incorporation and By-Laws of the Company. A copy of the Certificate of Incorporation of the Company (and all amendments thereto), certified as of a recent date by the Secretary of State of New Jersey, and a copy of the By-laws of the Company, certified by its corporate secretary, are attached hereto as Schedule 5.03 and are true, complete and correct.

     Section 5.04. Authority for Agreement. The Board of Directors of the Company has approved this Agreement and has authorized the execution and delivery and performance hereof. The Company has full corporate power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement is a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general. The Stockholder has approved the Merger, this Agreement and the transactions contemplated hereby by written consent, a true and complete copy of which has been provided to the Parent. Such consent has not been amended, modified or rescinded and remains in full force and effect.

     Section 5.05 No Violation to Result. Except as set forth on Schedule 5.05, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby:

     (a) are not in violation or breach of, do not conflict with or constitute a default under, and will not accelerate or permit the acceleration of the performance required by, any of the terms of the charter documents or By-laws of the Company or any Contract, note, debt instrument, security agreement or mortgage, or any other contract or agreement, written or oral, to which the Company is a party or by which any of its properties or assets is bound;

     (b) will not be an event which, after notice or lapse of time or both, will result in any such violation, breach, conflict, default or acceleration;

     (c) will not result in a violation under any law, judgment, decree, order, rule, regulation or other legal requirement of any governmental authority, court or arbitration tribunal whether Federal, state, provincial, municipal or local (within the U.S. or otherwise) at law or in equity, and applicable to the Company; and

     (d) will not result in the creation or imposition of any Encumbrance in favor of any third person upon any of the properties or assets of the Company.

     Section 5.06. No Existing Defaults. Except as set forth in Schedule 5.06, the Company is not in default:

     (a) under any of the material terms of any Contract, note, debt instrument, security agreement or mortgage or under any other commitment, contract, agreement, license, lease or other instrument, whether written or oral, to which it is a party or by which any of its properties or assets is bound;

     (b) under any material law, judgment, decree, order, rule regulation or other legal requirement or any governmental authority, court or arbitration tribunal, whether Federal, state, provincial, municipal or local (within the U.S. or otherwise), at law or in equity, and applicable to it or to any of its properties or assets; or

     (c) in the payment of any material monetary obligation or debt.

     There exists no condition or event which, after notice or lapse of time or both, would constitute a default in connection with any of the foregoing.

     Section 5.07. Financial Statements. (a) The unaudited financial statements of the Company for the fiscal years ended October 31, 1996 and 1995, respectively (which financial statements, including, without limitation, any notes thereto are hereinafter collectively called the "Financial Statements"), all of which are attached hereto as Schedule 5.07, are complete and correct in all material respects, fairly present the financial position of the Company and the results of operations as of the respective dates and for the periods indicated thereon in all material respects and have been prepared in accordance with GAAP (except that the Financial Statements do not contain footnotes prepared in accordance with GAAP). The Company has no material liability or obligation, fixed, contingent, known, unknown or otherwise, not reflected in the October 31, 1996 balance sheet included in the Financial Statements and all provisions, reserves and allowances provided for therein are adequate, except for liabilities or obligations incurred between October 31, 1996 and the date of this Agreement in the ordinary and usual course of business consistent with past practices and with the representations and warranties set forth herein, except for expenses incurred in connection with the transactions contemplated by this agreement.

     Section 5.08. No Adverse Changes. Since October 31, 1996, except as disclosed in Schedule 5.08 hereto there has not been any:

     (a) action which has resulted in or, to the best of the Company's and the Stockholder's knowledge, may result in a Material Adverse Effect on the assets, liabilities, business, condition (financial or otherwise), operations or results of the Company and its Subsidiaries taken as a whole;

     (b) failure to operate the business of the Company or its Subsidiaries in the ordinary course consistent with past practice;

     (c) revaluation by the Company of any material assets of the Company or its Subsidiaries including, without limitation, writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice; or

     (d) issuance by the Company of any shares of stock or other equity securities (other than pursuant to any stock option plans, employee benefit plans, or obligations to employees or directors).

     Section 5.09. Employee Plans and Agreements. Schedule 5.09 lists all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts, health and medical insurance plans, life insurance and disability insurance plans, other material employee benefit plans, contracts or arrangements which cover employees of the Company including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA. The Company has complied, in all material respects, with all laws rules and regulations relating to such plans. Except as set forth on Schedule 5.09, neither the Company nor any of its affiliates sponsors, contributes to, or is otherwise obligated to, any multi-employer plan as defined in ERISA.

     Section 5.10. [Reserved]

     Section 5.11. Taxes. (a) Except as set forth on Schedule 5.11 the Company has prepared (or caused to be prepared) and timely and properly filed (or caused to be timely and properly filed) with the appropriate federal, state, provincial, municipal or local authorities (within the U.S. or otherwise) all material tax returns, information returns and other reports required to be filed and has paid or accrued (or caused to be so paid or accrued) in full all material taxes, interest, penalties, assessments or deficiencies, if any, due to, or claimed to be due by, any taxing authority. The balance sheets included in the Financial Statements include appropriate provisions for all taxes, interest, penalties, assessments or deficiencies, if any, for the periods indicated thereon to the extent not theretofore paid. The Company has not executed or filed with any taxing authority any agreement extending the period for assessment or collection of any taxes. The Company is not a party to any pending action or proceeding, nor is any such action or proceeding threatened, by any governmental authority for the assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against the Company, and during the course of any audit currently in process or not completed, no issues have been suggested by any representative of any such governmental authority that, if asserted, would result in a proposed assessment of taxes, interest or penalties, against the Company.

     (b) Neither the Company nor the Stockholder has taken or agreed to take any action or has any knowledge of any fact or circumstance that would prevent the Merger from qualifying as a tax-free reorganization within the meaning of
Section 368 of the Code.

     Section 5.12. Accounts Receivable. All of the accounts receivable of the Company as reported on the Financial Statements represent bona fide claims against debtors for sales made or services performed in the ordinary and usual course of business and in accordance with applicable orders, contracts, standards or requirements. Such receivables are, and shall be, subject to no defenses, counter-claims or rights of setoff and, other than collected amounts of such receivables as of the date of this Agreement, will be fully collectible in the ordinary and usual course of business without unreasonable cost to the Surviving Corporation in collection efforts, except to the extent of any reserve with respect thereto expressly set forth in said financial statements.

     Section 5.13. Condition of Assets. The October 31, 1996 balance sheet of the Company included in the Financial Statements reflects all of the properties and assets of the Company except for (i) property and assets disposed of or acquired by the Company since October 31, 1996 in the ordinary and usual course of business and consistent with the representations and warranties of the Company contained herein, and (ii) leased properties and assets. All of the properties and assets of the Company are in good operating condition, free from any defect, ordinary wear and tear excepted.

     Section  5.14.  Title to Assets.  Except as otherwise set forth on Schedule
5.14 hereto, the Company has good and marketable title to the assets that are material to the operation or conduct of its business, free and clear of any and all Encumbrances and defects in title. As of the Effective Time, the Company will have good and marketable title to such properties and assets, free and clear of any and all liens, encumbrances, security agreements, equities, options, claims, charges, pledges, restrictions, encroachments, defects in title and easements except as otherwise set forth on Schedule 5.14 hereto.

     Section 5.15. Inventory. The Inventory of the Company as reported on the Financial Statements will consist solely of items of a quality and quantity usable or saleable in the normal course of business, subject to normal obsolescence in accordance with the Company's historical operations.

     Section 5.16. Prepaid Items, etc. The prepaid items recorded on the Company's balance sheet included in the Financial Statements constitute a full and complete presentation of each and every prepaid item which the Company is entitled to list, in accordance with GAAP on the asset side of its balance sheet.

     Section 5.17. Intellectual Property. Schedule 5.17 hereto constitutes a true and complete list of all trademarks, certification marks, trade names, service marks, copyrights, patents, patent applications and product composition formula owned or used by the Company (collectively, "Intellectual Property"). The Company owns or possesses adequate licenses or other rights to use all trademarks, certification marks, trade names, service marks, copyrights, patents, patent applications, trade secrets, product composition formulae, computer programs, product development records and other proprietary processes and information used in its business, and the same are sufficient in all respects to conduct the business as currently conducted. Except as described in
Schedule 5.17 hereto, the Company is not required to pay any royalty, license fee or similar type of compensation in connection with the conduct of its business as it is now or heretofore has been conducted or as proposed to be conducted. All patents, patent applications and rights to inventions or discoveries (whether or not patentable) owned or held by any officer, director, stockholder, employee, consultant or agent of the Company relating to the business of the Company have been duly and effectively transferred to the Company and, except as described on Schedule 5.17 hereto, to the best knowledge of the Company and the Stockholder, none of the operations of the Company infringe, and no one has asserted to the Company that such operations do infringe, the patents, patent applications, trademarks, certifications marks, trade names, service marks, trade secrets or other intellectual property rights of anyone.

     Section 5.18. Real Property. Schedule 5.18 constitutes a true and complete list of all leaseholds of real property leased by the Company or to which the Company may have any leasehold rights (the "Premises"). With respect to each and every parcel of land described in Schedule 5.18 hereto and the portion of the buildings, structures and improvements thereon leased by the Company (collectively, the "Facilities"):

     (a) except as otherwise disclosed on Schedule 5.18, there are no outstanding written or oral leases or tenancies of any kind (including tenancies by sufferance and/or holdover tenancies arising under expired written or oral leases) covering or in any way affecting the Facilities or any part or parts thereof;

     (b) except as a matter of record, no person, firm or corporation other than the Company has any rights (including rights arising under an installment contract, option to purchase, easement, right-of-way, or otherwise) with respect to the Facilities or any part or parts thereof;

     (c) except as otherwise disclosed on Schedule 5.18, the Company is not in violation of or in default under the terms of any oral or written lease or other agreement covering or in any way affecting the Facilities;

     (d) the Facilities are subject to a valid certificate of occupancy and are sufficient and adequate for the conduct and the operation of the business of the Company;

     (e) except as otherwise disclosed on Schedule 5.18, the Company has not granted to any person, firm or corporation any right or rights in and to the Facilities or any part or parts thereof which would prevent or interfere with Acquisition's occupancy and possession of the Facilities; and

     (f) to the best of the Company's and the Stockholder's knowledge, the Company has performed all obligations imposed by any governmental authority in connection with the improvement of the Facilities.

     Section 5.19. Buildings. Each of the Facilities constituting part of the Premises is of sound structural integrity, ordinary wear and tear excepted and is usable and adequate for its intended purpose and to conduct the business of the Company as such business is now being conducted.

     Section 5.20. Utilities. To the best knowledge of the Company and the Stockholder, there are no restraints respecting availability of public utilities, including, but not limited to, adequate amounts of water, sewer, gas and electricity and the Facilities are adequately serviced by all such utilities; all payments, assessments, deposits and other charges relating to such utilities and any other existing on-site improvements or off-site improvements (including public or quasi-public utilities or services) have been paid in full to the extent that they are due.

     Section 5.21. Machinery and Equipment. The Company owns or has adequate rights to all machinery and equipment (including, without limitation, machinery and equipment under development or construction) used or necessary for use in its trade or business, and all such machinery and equipment is in operating condition and free from any defect, ordinary wear and tear excepted.

     Section 5.22. Vehicles. The Company owns all cars, trucks, and other motor vehicles used or necessary for use in its trade or business and each such car, truck, aircraft or motor vehicle is in good operating condition and free from any defect and is identified and listed on Schedule 5.22 hereto.

     Section 5.23. Brokers. Neither the Company, the Stockholder nor any of their affiliates, officers, directors, employees or agents has engaged or incurred any liability to any broker, finder or agent with respect to this Agreement or any transaction contemplated hereby.

     Section 5.24. Contracts. Schedule 5.24 hereto constitutes a true and complete list of each Contract or agreement requiring aggregate payments by the Company or receipt by the Company of amounts in excess of $10,000 and to which the Company is a party, or by which the Company or its assets is bound, in any respect, including, but not limited to, each such contract which is:

     (a) a license or a lease;

     (b) a contract, agreement or commitment for the purchase, sale or lease of materials, equipment, real or personal property, capital assets or supplies;

     (c) a contract, agreement or commitment for the sale by the Company of products or the performance of any services;

     (d) a management, advisory or collective bargaining agreement or a non-competition or nondisclosure agreement;

     (e) a pension, profit sharing, bonus, retirement, deferred compensation, stock option, employee stock purchase, insurance or other employee benefit plan or arrangement;

     (f) a contract or agreement with an agent, dealer or sales representative or franchisee;

     (g) a contract or agreement with employees, consultants, stockholders, directors or officers, or any agreement relating to a power of attorney;

     (h) a loan or guaranty agreement, credit agreement, note or other evidence of indebtedness, forward contract, consignment agreement, custody agreement, or indenture or instrument evidencing liens or secured transactions (exclusive of the contracts, agreements and the like referred to in subsection (k) below);

     (i) a contract, license or other agreement relating to a patent, invention or discovery (whether or not patentable), trade secret, trademark, service mark, certification mark, trade name or copyright or application for any of the foregoing;

     (j) a contract of insurance; or

     (k) notwithstanding the foregoing $10,000 threshold, Schedule 5.24 includes a copy of each form of agreement between the Company and its customers and an accounts receivable listing relating to the rendering of services or products to customers and/or to the receipt of payment by the Company for such services or products.

Each of the contracts or agreements listed in Schedule 5.24 hereto is in full force and effect, is a valid and binding obligation of against the Company, enforceable against the Company in accordance with its terms, and no event has occurred which constitutes or, with the giving of notice or passage of time, or both, would constitute, a default or breach thereunder of the Company. The Company has delivered or caused to be delivered or made available to Acquisition correct and complete copies of each contract or agreement listed in Schedule
5.24 hereto and all modifications or amendments thereto.

     Section 5.25. Litigation. Except as set forth on Schedule 5.25 hereto, there is no litigation, suit, proceeding, action, claim or investigation, at law or in equity, pending or, to the best of the Company's and the Stockholder's knowledge, threatened against or affecting the Stockholder, the Company or its Subsidiaries or involving any of their respective property or assets.

     Section 5.26. Compliance with Laws. To the best of the Company's and the Stockholder's knowledge, the Company has complied with all laws, municipal by-laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any governmental authority applicable to it, its properties or the operation of its business. Without limiting the generality of the foregoing, the Company is in compliance in all material respects with:

     (a) all applicable laws relating to the protection of human health and safety, including, without limitation, the Occupational Safety and Health Act of 1970, as amended, and all regulations and standards issued thereunder by the Secretary of Labor or the Occupational Safety and Health Administrator or other governmental agency or authority acting at any time thereunder;

     (b)  all  applicable  laws  relating  to  protection  of  the  environment, including, without limitation, the Resource Conservation and Recovery Act ("RCRA") and the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA");

     (c) all applicable laws relating to equal employment opportunity; and

     (d) all zoning, building and other laws, ordinances, rules, regulations, plans and directives of governmental authorities, Boards of Fire Underwriters and other entities having jurisdiction, as well as all private restrictions and covenants (whether or not registered or of record), in each case without reliance on non-conforming use or similar rule.

     Except as set forth in Schedule 5.26 hereto, the Company has not received any notice or citation for noncompliance with any of the foregoing, and to the best of the Company's and the Stockholder's knowledge, there exists no condition, situation or circumstance, nor has there existed such a condition, situation or circumstance, which, after notice or lapse of time, or both, would constitute noncompliance with or give rise to future liability with regard to any of the foregoing.

     Section 5.27. Environmental Matters. Except as set forth on Schedule 5.27 hereto, the Company has not stored, nor is storing, any hazardous wastes, as defined by RCRA, for ninety (90) days or more, and:

     (a) the Company has not generated, stored, transported, recycled, disposed of or otherwise handled in any way any waste material or hazardous substance for itself or for any other person or entity, nor has any other person or entity sorted, transported, recycled, disposed of or otherwise handled in any way any waste material or hazardous substances;

     (b) there are no locations where any waste material or hazardous substances from the operation of the Company have been stored, treated, recycled or disposed of;

     (c) to the best of the Company's knowledge, there are no Contaminants (as defined hereinbelow) located on or within the Premises;

     (d) there is no ongoing release and there has been no past release of Contaminants into the environment from the operation of the business of the Company;

     (e) there are no PCBs or any asbestos contained in or otherwise parts of the Premises or the Facilities and no product compositions used in the business of the Company contain more than five percent (5%) of the element beryllium;

     (f) the Company has not been required by any governmental authority to make any expenditure to achieve or maintain compliance with any environmental standard;

     (g) the Company has no knowledge of any information indicating that any person, including any employee, may have impaired health or that the environment may have been damaged as the result of the operation of the business of the Company or as the result of the release of Contaminants from the Premises or the Facilities; and

     For the purpose of Section 5.27(c), (d) and (g), the term "Contaminants" includes any pollutant, waste materials, petroleum and petroleum products and hazardous substances, as defined by CERCLA.

     Section 5.28. Insurance. The Company has in full force and effect (with no overdue premiums) the policies of insurance, or renewals thereof, in the amounts and for the periods set forth in Schedule 5.28 hereto which Schedule constitutes a true and complete list of all policies of insurance to which the Company is a party that relate to its assets or operations. To the best of the Company's and the Stockholder's knowledge, such policies adequately cover all risks reasonably foreseeable in the operation and conduct of the Company's business. The Company has not received any notices of, or been threatened with, cancellation with regard to any of such policies. The policies listed on Schedule 5.28 will remain in full force and effect through the Effective Date and the consummation of the transactions contemplated herein.

     Section 5.29. Licenses, Permits and Approvals. To the best of the Company's and the Stockholder's knowledge, the Company has all licenses, permits, approvals, qualifications or the like, issued or to be issued to the Company by any government or any governmental unit, agency, body or instrumentality, whether Federal, state, provincial, municipal or local (within the U.S. or otherwise) or any third party necessary for the conduct of its trade or business and all such items are in full force and effect. Except as set forth on Schedule
5.29 hereto, no registration with, approval by, consent or clearance or other action from or pre-notification to any governmental agency or any third party is required in connection with the execution and performance of this Agreement by the Company.

     Section 5.30. Labor Relations. In general, the Company has good and amicable relations with its employees and does not have any reason to believe that this situation will change or that any collective representation of the employees has been or is being considered by such employees.

     Section 5.31. Full Disclosure. No representation or warranty made by the Company or the Stockholder in this Agreement, any Schedule, any Exhibit or any certificate delivered, or to be delivered, by or on behalf of the Company or the Stockholder pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact or circumstance that the Company or the Stockholder has not disclosed to the Parent in writing that the Company or the Stockholder presently believes has resulted in a Material Adverse Effect or could reasonably be expected to have a Material Adverse Effect.

     Section 5.32. True Copies. All documents furnished or caused to be furnished to the Parent or Acquisition by the Company are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

     Section 5.33. Access to Data. The Company and the Stockholder or their representative(s), if any, have been afforded the opportunity to obtain all information they have requested in connection with any representations or information supplied to the Company and have had all of his/her/its inquiries to Acquisition answered in full, and have been furnished all requested materials relating to the business and affairs of the Parent and Acquisition and the transactions contemplated hereby. Each of the Company and the Stockholder acknowledges receipt of the Parent's report on Form 10-KSB for the year ended June 30, 1996, reports on Form 10-QSB (in each case, as the same may be amended on or prior to the date of this Agreement) for the quarters ended September 30, 1995, December 31, 1995, March 31, 1996 and September 30, 1996, and the proxy statement dated January 29, 1996, respecting the special meeting held on February 9, 1996 (collectively, the "SEC Reports").

     Section 5.34. Capacity; Authorization. The Stockholder has the authority and the capacity to execute and deliver this Agreement and to perform his obligations hereunder. The Stockholder is under no impairment or other disability, legal, physical, mental or otherwise, that would preclude or limit the ability of the Stockholder to perform his obligations hereunder. This Agreement as been duly authorized, executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms.

     Section 5.35. Non-contravention. Neither the execution and delivery of this Agreement by the Stockholder nor the performance by the Stockholder of his obligations hereunder will (i) violate or result in a breach (with or without the lapse of time, the giving of notice or both) of or constitute a default under (A) any contract, agreement, commitment, indenture, mortgage, lease, pledge, note, license, permit or other instrument or obligation or (B) any judgment, order, decree, law, rule or regulation or other restriction of any governmental authority, in each case to which the Stockholder is a party or by which he or the shares of Tech Common Stock held by him (the "Tech Shares") are bound or to which such Tech Shares are subject, or (iii) result in the creation or imposition of any Encumbrance on the Tech Shares.

     Section 5.36. No Consents. No notice to, filing with, or authorization, registration, consent or approval of any governmental authority or other person is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by the Stockholder.

     Section 5.37. Ownership of the Tech Shares. The Stockholder owns the Tech Shares beneficially and of record, free and clear of any Encumbrances. There are no voting trust arrangements, shareholder agreements or other agreements (i) granting any option, warrant or right of first refusal with respect to the Tech Shares to any person, (ii) restricting the right of the Stockholder to sell the Tech Shares to the Parent pursuant to this Agreement, or (iii) restricting any other right of the Stockholder with respect to the Tech Shares. The Stockholder has the absolute and unrestricted right, power and capacity to sell, assign and transfer the Tech Shares to the Parent pursuant to the terms of this Agreement, free and clear of any Encumbrances. No other person owns or has the right to acquire (whether now or at some time in the future) any shares of Tech Common Stock.

     Section 5.38. Survival of Representations and Warranties of the Company and the Stockholder. The representations and warranties made in this Article V are correct, true and complete as of the date hereof and will be correct, true and complete as at the Effective Time with the same force and effect as though such representations and warranties had been made at the Effective Time, and shall survive the Effective Time until thirty days following the issuance of the first independent audit report (following the completion of the Merger) on the combined results of Acquisition and the Parent.

                                   ARTICLE VI

          REPRESENTATIONS AND WARRANTIES OF THE PARENT AND ACQUISITION

     The following representations and warranties are made by Acquisition and the Parent to the Company:

     Section 6.01. Organization. Each of the Parent and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

     Section 6.01A Power and Authority. Each of the Parent and Acquisition has all requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted and as proposed to be conducted and is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of its properties or assets or the nature of its business activities requires such qualification. All such jurisdictions are listed on Schedule 6.01A.

     Section 6.02. Authority for Agreement. The Board of Directors of each of the Parent and Acquisition has approved this Agreement and has authorized the execution and delivery hereof. Each of the Parent and Acquisition has full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Parent and Acquisition and is a legal, valid and binding obligation of each of the Parent and Acquisition, enforceable against each of them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights in general. The Parent, as the sole stockholder of Acquisition, has approved the Merger, this Agreement and the transactions contemplated hereby, and such approval has not been amended, modified or rescinded and remains in full force and effect.

     Section  6.03.  No Violation to Result.  The  execution and delivery by the
Parent  and   Acquisition  of  this  Agreement  and  the   consummation  of  the
transactions contemplated hereby:

     (a) are not in violation or breach of, do not conflict with or constitute a default under, and will no accelerate or permit the acceleration of the performance required by, any of the terms of the certificate of incorporation or By-laws of Acquisition or the Parent or any note, debt instrument, security agreement or mortgage, or any other contract or agreement, written or oral, to which Acquisition or the Parent is a party or by which Acquisition or the Parent or any of their respective properties or assets is bound;

     (b) will not be an event which, after notice or lapse of time or both, will result in any such violation, breach, conflict, default, or acceleration;

     (c) will not result in violation under any law, judgment, decree, order, rule, regulation or other legal requirement of any governmental authority, court or arbitration tribunal whether Federal, state, provincial, municipal or local (within the U.S. or otherwise) at law or in equity, and applicable to either Acquisition or the Parent; and

     (d) will not result in the creation or imposition of any Encumbrance in favor of any third person upon any of the properties or assets of the Parent or Acquisition.

     Section 6.04. SEC Filings. As amended on or prior to the date hereof, the SEC Reports did not contain, as of their respective dates, any untrue statement of a material fact, or omit to state any material fact necessary to make the statements or facts contained thereon, in light of the circumstances under which they were made, not misleading. The Parent is in material compliance with all applicable rules and regulations of the Securities and Exchange Commission.

     Section 6.05. No Existing Defaults. Except as set forth in Schedule 6.05, the Parent is not in default:

     (a) under any of the material terms of any Contract, note, debt instrument, security agreement or mortgage or under any other commitment, contract, agreement, license, lease or other instrument, whether written or oral, to which it is a party or by which any of its properties or assets is bound;

     (b) under any material law, judgment, decree, order, rule regulation or other legal requirement or any governmental authority, court or arbitration tribunal whether federal, state, provincial, municipal or local (within the U.S. or otherwise), at law or in equity, and applicable to it or to any of its properties or assets; or

     (c) in the payment of any material monetary obligations or debts.

There exists no condition or event which, after notice or lapse of time or both, would constitute a default in connection with any of the foregoing.

     Section 6.06. Financial Statements. (a) The audited consolidated financial statements of the Parent and its Subsidiary as of and for the fiscal years ended June 30, 1996 and 1995, respectively (which financial statements, including, without limitation, any notes thereto and reports thereon are hereinafter collectively called the "LogiMetrics Financial Statements"), and the unaudited consolidated financial statements of the Parent and its Subsidiary as of and for the three months ended September 30, 1996 (the "LogiMetrics Interim Financial Statements"), all of which are attached hereto as Schedule 6.06, are complete and correct in all material respects, fairly present the financial position of the Parent and its Subsidiary and the results of operations as of the respective dates and for the periods indicated thereon in all material respects and have been prepared in accordance with GAAP. The Parent has no material liability or obligation, fixed, contingent, known, unknown or otherwise, not reflected in the September 30, 1996 balance sheet included in the LogiMetrics Interim Financial Statements, and all provisions, reserves and allowances provided for therein are adequate, except for liabilities or obligations incurred between September 30, 1996 and the date of this Agreement in the ordinary and usual course of business consistent with past practices and with the representations and warranties set forth herein, except for expenses incurred in connection with the transactions contemplated by this Agreement.

     Section 6.07. No Adverse Changes. Since September 30, 1996, except as disclosed in Schedule 6.07 hereto there has not been any:

     (a) action which has resulted in or, to the best of the Parent's knowledge, may result in a Material Adverse Effect on the assets, liabilities, business, condition (financial or otherwise), operations or results of the Parent and its Subsidiaries taken as a whole;

     (b) failure to operate the business of the Parent or its Subsidiaries in the ordinary course consistent with past practice;

     (c) revaluation by the Parent of any material assets of the Parent or its Subsidiaries including, without limitation, writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice; or

     (d) issuance by the Parent of any shares of stock or other equity securities (other than pursuant to any stock option plans, employee benefit plans, or obligations to employees or directors).

     Section 6.08. Capitalization: LogiMetrics Common Stock.

     (a) The authorized capital stock of Acquisition will consist of 100 shares of Common Stock, no par value; all of the outstanding shares of Acquisition's common stock will be owned by the Parent.

     (b) The authorized capital stock of the Parent consists of: (i) 200 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"), 30 shares of which are issued and outstanding and designated as Series A 12% Cumulative
Convertible Redeemable Preferred Stock; and (ii) 35,000,000 shares of Common Stock, par value $0.01 per share, of which 2,954,954 shares were issued and outstanding as of June 30, 1996 and 16,292,860 shares were reserved for issuance upon conversion of the outstanding shares of Preferred Stock, 12% Convertible Senior Subordinated Debentures due December 31, 1998, and Amended and Restated 12% Convertible Subordinated Debentures and upon exercise of Amended and Restated Series A Warrants, Amended and Restated Series B Warrants, Series C Warrants, Series D Warrants, Series E Warrants, Series F Warrants and various options to purchase LogiMetrics Common Stock. The shares of LogiMetrics Common Stock to be issued in accordance with this Agreement will have been duly authorized and, upon issuance to the Stockholder in accordance herewith, will be validly issued, fully paid and nonassessable.

     Section 6.09. Ownership of Acquisition. All of the outstanding shares of capital stock of, and all other ownership interest in, Acquisition (i) are validly issued, fully paid and non-assessable and free of any pre-emptive rights, and (ii) are owned by the Parent, free and clear of all liens, claims, pledges, agreements or encumbrances, such that the Parent directly owns the entire equity interest in Acquisition.

     Section 6.10. Employee Plans and Agreements. Schedule 6.10 lists all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts, health and medical insurance plans, life insurance and disability insurance plans, other material employee benefit plans, contracts or arrangements which cover employees of the Parent including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA. The Parent has complied, in all material respects, with all laws rules and regulations relating to such plans. Except as set forth on Schedule 6.10, neither the Parent nor any of its affiliates sponsors, contributes to, or is otherwise obligated to, any multi-employer plan as defined in ERISA.

     Section 6.11. Tax Matters. (a) Except as set forth on Schedule 6.11. the Parent has prepared (or caused to be prepared) and timely and properly filed (or caused to be timely and properly filed) with the appropriate Federal, state, provincial, municipal or local authorities (within the U.S. or otherwise) all material tax returns, information returns and other reports required to be filed and has paid or accrued (or caused to be so paid or accrued) in full all material taxes, interest, penalties, assessments or deficiencies, if any, due to, or claimed to be due by, any taxing authority. The balance sheets included in the LogiMetrics Financial Statements and the LogiMetrics Interim Financial Statements include appropriate provisions for all taxes, interest, penalties, assessments or deficiencies, if any, for the periods indicated thereon to the extent not theretofore paid. The Parent has not executed or filed with any taxing authority any agreement extending the period for assessment or collection of any taxes. The Parent is not a party to any pending action or proceeding, nor is any such action or proceeding threatened, by any governmental authority for the assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against the Parent, and during the course of any audit currently in process or not completed, no issues have been suggested by any representative of any such governmental authority that, if asserted, would result in a proposed assessment of taxes, interest or penalties, against the Parent.

     (b) Neither the Parent nor Acquisition has taken or agreed to take any action or has any knowledge of any fact or circumstance that would prevent the Merger from qualifying as a tax-free reorganization within the meaning of
Section 368 of the Code.

     Section 6.12. Litigation. Except as set forth on Schedule 6.12 hereto, there is no litigation, suit, proceeding, action, claim or investigation, at law or in equity, pending or, to the best of the Parent's knowledge, threatened against or affecting the Parent or its Subsidiaries or involving any of their respective property or assets.

     Section 6.13. Condition of Assets. The September 30, 1996 balance sheet of the Parent included in the LogiMetrics Interim Financial Statements reflects all of the properties and assets of the Parent except for (i) property and assets disposed of or acquired by the Parent since September 30, 1996 in the ordinary and usual course of business and consistent with the representations and warranties of the Parent contained herein, and (ii) leased properties and assets. All of the properties and assets of the Parent are in good operating condition, free from any defect, ordinary wear and tear excepted.

     Section  6.14.  Title to Assets.  Except as otherwise set forth on Schedule
6.14 hereto, the Parent has good and marketable title to the assets that are material to the operation or conduct of its business, free and clear of any and all Encumbrances and defects in title. As of the Effective Time, the Parent will have good and marketable title to such properties and assets, free and clear of any and all liens, encumbrances, security agreements, equities, options, claims, charges, pledges, restrictions, encroachments, defects in title and easements except as otherwise set forth on Schedule 6.14 hereto.

     Section 6.15. Inventory. The Inventory of the Parent as reported on the LogiMetrics Financial Statements and LogiMetrics Interim Financial Statements will consist solely of items of a quality and quantity usable or saleable in the normal course of business, subject to normal obsolescence in accordance with the Parent's historical operations.

     Section 6.16. Prepaid Items, etc. The prepaid items recorded on the Parent's balance sheet included in the LogiMetrics Financial Statements and LogiMetrics Interim Financial Statements constitute a full and complete presentation of each and every prepaid item which the Parent is entitled to list, in accordance with GAAP on the asset side of its balance sheet.

     Section 6.17. Intellectual Property. Schedule 6.17 hereto constitutes a true and complete list of all trademarks, certification marks, trade names, service marks, copyrights, patents, patent applications and product composition formulae owned or used by the Parent (collectively, "LogiMetrics Intellectual Property"). The Parent owns or possesses adequate licenses or other rights to use all trademarks, certification marks, trade names, service marks, copyrights, patents, patent applications, trade secrets, product composition formulae, computer programs, product development records and other proprietary processes and information used in its business, and the same are sufficient in all respects to conduct the business as currently conducted. Except as described in
Schedule 6.17 hereto, the Parent is not required to pay any royalty, license fee or similar type of compensation in connection with the conduct of its business as it is now or heretofore has been conducted or as proposed to be conducted. All patents, patent applications and rights to inventions or discoveries (whether or not patentable) owned or held by any officer, director, stockholder, employee, consultant or agent of the Parent relating to the business of the Parent have been duly and effectively transferred to the Parent and, except as described on Schedule 6.17 to the best of the Parent's knowledge, none of the operations of the Parent infringe, and no one has asserted to the Parent that such operations infringe, the patents, patent applications, trademarks, trade names, certification marks, service names, trade secrets or other intellectual property rights of anyone.

     Section 6.18. Real Property. Schedule 6.18 constitutes a true and complete list of all leaseholds of real property leased by the Parent or to which the Parent may have any leaseholds rights (the "LogiMetrics Premises"). With respect to each and every parcel of land described in Schedule 6.18 hereto and the portion of the buildings, structures and improvements thereon leased by the Parent (collectively, the "LogiMetrics Facilities"):

     (a) except as otherwise disclosed on Schedule 6.18 there are no outstanding written or oral leases or tenancies of any kind (including tenancies by sufferance and/or holdover tenancies arising under expired written or oral leases) covering or in any way affecting the LogiMetrics Facilities or any part or parts thereof;

     (b) except as a matter of record, no person, firm or corporation other than the Parent has any rights (including rights arising under an installment contract, option to purchase, easement, right-of-way, or otherwise) with respect to the LogiMetrics Facilities or any part or parts thereof;

     (c) except as otherwise disclosed on Schedule 6.18 the Parent is not in violation of or in default under the terms of any oral or written lease or other agreement covering or in any way affecting the LogiMetrics Facilities;

     (d) the LogiMetrics Facilities are subject to a valid certificate of occupancy and are sufficient and adequate for the conduct and the operation of the business of the Parent;

     (e) the Parent has not granted to any person, firm or corporation any right or rights in and to the LogiMetrics Facilities or any part or parts thereof which would prevent or interfere with its or Acquisition's occupancy and possession of the LogiMetrics Facilities; and

     (f) to the best of the Parent's knowledge, the Parent has performed all obligations imposed by any governmental authority in connection with the improvement of the LogiMetrics Facilities.

     Section 6.19. Buildings. Each of the LogiMetrics Facilities constituting part of the LogiMetrics Premises is of sound structural integrity, ordinary wear and tear excepted and is usable and adequate for its intended purpose and to conduct the business of the Parent as such business is now being conducted.

     Section 6.20. Utilities. To the Parent's best knowledge, there are no restraints respecting availability of public utilities, including, but not limited to, adequate amounts of water, sewer, gas and electricity and the LogiMetrics Facilities are adequately serviced by all such utilities; all payments, assessments, deposits and other charges relating to such utilities and any other existing on-site improvements or off-site improvements (including public or quasi-public utilities or services) have been paid in full to the extent that they are due.

     Section 6.21. Machinery and Equipment. The Parent owns or has adequate rights to all machinery and equipment (including, without limitation, machinery and equipment under development or construction) used or necessary for use in its trade or business, and all such machinery and equipment is in operating condition and free from any defect, ordinary wear and tear is excepted.

     Section 6.22. Vehicles. The Parent owns all cars, trucks, and other motor vehicles used or necessary for use in its trade or business and each such car, truck, aircraft or motor vehicle is in good operating condition and free from any defect and is identified and listed on Schedule 6.21 hereto.

     Section 6.23. Brokers. Neither the Parent nor any of its affiliates, officers, directors, employees or agents has engaged nor incurred any liability to any broker, finder or agent with respect to this Agreement or any transaction contemplated hereby.

     Section 6.24. Contracts. Schedule 6.24 hereto constitutes a true and complete list of each Contract or agreement requiring aggregate payments or receipt by the Parent, of amounts in excess of $10,000 and to which the Parent is a party, or by which the Parent or its assets is bound, in any respect, including, but not limited to, each such contract which is:

     (a) a license or a lease;

     (b) a contract, agreement or commitment for the purchase, sale or lease of materials, equipment, real or personal property, capital assets or supplies;

     (c) a contract, agreement or commitment for the sale by the Parent of products or the performance of any services;

     (d) a management, advisory or collective bargaining agreement or a non-competition or nondisclosure agreement;

     (e) a pension, profit sharing, bonus, retirement, deferred compensation, stock option, employee stock purchase, insurance or other employee benefit plan or arrangement;

     (f) a contract or agreement with an agent, dealer or sales representative or franchisee;

     (g) a contract or agreement with employees, consultants, stockholders, directors or officers, or any agreement relating to a power of attorney;

     (h) a loan or guaranty agreement, credit agreement, note or other evidence of indebtedness, forward contract, consignment agreement, custody agreement, or indenture or instrument evidencing liens or secured transactions (exclusive of the contracts, agreements and the like referred to in subsection (k) below);

     (i) a contract, license or other agreement relating to a patent, invention or discovery (whether or not patentable), trade secret, trademark, service mark, certification mark, trade name or copyright or application for any of the foregoing;

     (j) a contract of insurance; or

     (k) notwithstanding the foregoing $10,000 threshold, Schedule 6.24 includes a copy of each form of agreement between the Parent and its customers and an accounts receivable listing relating to the rendering of services or products to customers and/or to the receipt of payment by the Parent for such services or products.

     Section 6.25. Compliance with Laws. To the best of the Parent's knowledge, the Parent has complied with all laws, municipal by-laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any governmental authority applicable to it, its properties or the operation of its business. Without limiting the generality of the foregoing, the Parent is in compliance in all material respects with:

     (a) all applicable laws relating to the protection of human health and safety, including, without limitation, the Occupational Safety and Health Act of 1970, as amended, and all regulations and standards issued thereunder by the Secretary of Labor or the Occupational Safety and Health Administrator or other governmental agency or authority acting at any time thereunder;

     (b) all applicable laws relating to protection of the environment, including, without limitation, RCRA and CERCLA;

     (c) all applicable laws relating to equal employment opportunity; and

     (d) all zoning, building other laws, ordinances, rules, regulations, plans and directives of governmental authorities, Boards of Fire Underwriters and other entities having jurisdiction, as well as all private restrictions and covenants (whether or not registered or of record), in each case without reliance on non-conforming use or similar rules.

     Except as set forth in Schedule 6.25 hereto, the Parent has not received any notice or citation for noncompliance with any of the foregoing, and to the best of the Parent's knowledge, there exists no condition, situation or circumstance, nor has there existed such a condition, situation or circumstance, which, after notice or lapse of time, or both, would constitute noncompliance with or give rise to future liability with regard to any of the foregoing.

     Section 6.26. Environmental Matters. Except as set forth on Schedule 6.26 hereto, the Parent has not stored, nor is storing, any hazardous wastes, as defined by RCRA, for ninety (90) days or more; and:

     (a) the Parent has not generated, stored, transported, recycled, disposed of or otherwise handled in any way any waste material or hazardous substance for itself or for any other person or entity, nor has any other person or entity stored, transported, recycled, disposed of or otherwise handled in any way any waste material or hazardous substances;

     (b) there are no locations where any waste material or hazardous substances from the operation of the Parent have been stored, treated, recycled or disposed of;

     (c) to the best of the Parent's knowledge, there are no Contaminants (as defined hereinbelow) located on or within the LogiMetrics Premises;

     (d) there is no ongoing release and there has been no past release of Contaminants into the environment from the operation of the business of the Parent;

     (e) there are no PCBs or any asbestos contained in or otherwise parts of the LogiMetrics Premises or the Facilities and no product compositions used in the business of the Parent contain more than five percent (5%) of the element beryllium;

     (f) the Parent has not been required by any governmental authority to make any expenditure to achieve or maintain compliance with any environmental standard;

     (g) the Parent has no knowledge or any information indicating that any person, including any employee, may have impaired health or that the environment may have been damaged as the result of the operation of the business of the Parent or as the result of the release of Contaminants from the LogiMetrics Premises or the LogiMetrics Facilities; and

     For  the  purposes  of  this  Section  6.26(c),   (d)  and  (g),  the  term
"Contaminants" includes any pollutant, waste materials, petroleum and petroleum products and hazardous substances, as defined by CERCLA.

     Section 6.27. Insurance. The Parent has in full force and effect (with no overdue premiums except as set forth in Schedule 6.05) the policies of insurance, or renewals thereof, in the amounts and for the periods set forth in
Schedule 6.27 hereto, which Schedule constitutes a true and complete list of all policies of insurance to which the Parent is a party that relate to its assets or operations. To the best of the Parent's knowledge, such policies adequately cover all risks reasonably foreseeable in the operation and conduct of the Parent's business. The Parent has not received any notices of, or been threatened with, cancellation with regard to its policies of insurance. The policies listed on Schedule 6.27 will remain in full force and effect through the Closing Date and the consummation of the transactions contemplated herein.

     Section 6.28. Licenses, Permits and Approvals. To the best of the Parent's and Acquisition's knowledge, each of the Parent and Acquisition has all licenses, permits, approvals, qualifications or the like, issued or to be issued to the Parent or Acquisition by any government or any governmental unit, agency, body or instrumentality, whether Federal, state, provincial, municipal or local (within the U.S. or otherwise) or any third party necessary for the conduct of its trade or business and all such items are in full force and effect. Except as set forth on Schedule 6.28 hereto, no registration with, approval by, consent or clearance or other action from or pre-notification to any governmental agency or any third party is required in connection with the execution and performance of this Agreement by the Parent and Acquisition.

     Section 6.29. Labor Relations. In general, the Parent has good and amicable relations with its employees, and does not have any reason to believe that this situation will change or that any collective representation of the employees has been or is being considered by such employees.

     Section 6.30. Full Disclosure. No representation or warranty made by the Parent or Acquisition in this Agreement, any Schedule, any Exhibit or any certificate delivered, or to be delivered, by or on behalf of the Company or Acquisition pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact or circumstance that the Parent or Acquisition has not disclosed to the Company in writing that the Parent or Acquisition presently believes has resulted in a Material Adverse Effect or could reasonably be expected to have a Material Adverse Effect.

     Section 6.31. Access to Data. The Parent, Acquisition and their representatives, if any, have been afforded the opportunity to ask questions of representatives of the Company in connection with the representations and information supplied by the Company and have been furnished all requested materials relating to the Company.

     Section 6.32. True Copies. All documents furnished or caused to be furnished to the Parent by Acquisition or the Parent are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

     Section 6.33. Accounts Receivable. All of the accounts receivable of the Parent as reported on the LogiMetrics Financial Statements and the LogiMetrics Interim Financial Statements represent bona fide claims against debtors for sales made or services performed in the ordinary and usual course of business and in accordance with applicable orders, contracts, standards or requirements. Such receivables are, and shall be, subject to no defenses, counter-claims or rights of setoff and, other than collected amounts of such receivables as of the date of this Agreement, will be fully collectible in the ordinary and usual course of business without unreasonable cost to the Parent in collection efforts, except to the extent of any reserve with respect thereto expressly set forth in said financial statements.

     Section 6.34. Survival of Representations and Warranties of the Parent and Acquisition. The representations and warranties of Acquisition and the Parent made in this Agreement are correct, true and complete as of the date hereof and will be correct, true and complete as at the Effective Time with the same force and effect as though such representations and warranties had been made at the Closing Date, and shall survive the Effective Time until thirty days following the issuance of the first independent audit report (following the completion of the Merger) on the combined results of the Parent and the Company.

                                   ARTICLE VII

                           CONDUCT OF PARTIES PRIOR TO

                           CLOSING; CERTAIN COVENANTS

     Section 7.01. Access to Properties and Records. The Company, on the one hand, and the Parent and Acquisition, on the other hand, shall each afford to the officers, employees, attorneys, accountants and other authorized representatives of the other free and full access to inspect all of its assets, properties, Books and Records, and interview its employees in order to afford the other party as full an opportunity of review, examination and investigation as such other party shall reasonably desire to make of its affairs. Each party shall be permitted to make extracts from, or take copies of, such Books and Records (including the stock record and minute books) or other documentation or to obtain temporary possession of any thereof as may be reasonably necessary; and the other party shall furnish or cause to be furnished to it such reasonable financial and operating data and such other information about such other party's business, properties and assets which any of the officers, employees, attorneys, accountants or other authorized representatives of the examining party may request, provided that the examining party and its agents shall give advance notice to the other of any intended visit to any facility of such other party or meeting with such other party's employees and shall not unreasonably interfere with the operations of such other party's business. All information provided pursuant to this Section 7.01 shall be held subject to the terms of the Confidentiality Agreement between the Parent and the Company.

     Section 7.02. Interim Covenants of the Company. From the date of this Agreement until the Closing Date, except to the extent expressly permitted by this Agreement or otherwise consented to by an instrument in writing signed by the Parent and/or Acquisition, the Company shall take, and the Stockholder shall cause the Company to take, all necessary action so that:

     (a) The Company shall keep its business and organization intact and shall not take or permit to be taken or do or suffer to be done anything other than in the ordinary course of its business as the same is presently being conducted, and shall use its good faith efforts to keep available the services of its directors, officers, employees and agents and to maintain the goodwill and reputation associated with its business;

     (b)  The  Company  shall  not  make  any  change  in  its   Certificate  of
Incorporation or By-laws;

     (c) The Company shall exercise its good faith efforts to maintain all of its properties and assets that are material to the operation or conduct of its business, tangible or intangible, in good operating condition and repair, and take all reasonable steps necessary to keep its operations functioning properly, ordinary wear and tear excepted;

     (d) The Company shall not purchase, sell, lease or dispose of or make any contract for the purchase, sale, lease or disposition of, or subject to any lien or security interest or any other encumbrance, any of its properties or assets other than in the ordinary and usual course of its business consistent with past practices and with the representations and warranties contained herein and not in breach of any of the provisions of this Article VII; and in the case of assets having a replacement value of $1,000 or more, for a consideration at least equal to the fair value of such property or asset;

     (e) The Company shall not, other than in the ordinary and usual course of its business consistent with past practices, grant any salary increase to, or increase the draw of, any of its officers or directors, or enter into any new, or amend or alter any existing, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, stock option, group insurance, death benefit or other fringe benefit plan, trust agreement or other similar or dissimilar arrangement, any employment agreement with any officer or any consulting agreement;

     (f) The Company shall not incur any bank indebtedness or make any borrowings, or issue any commercial paper other than in the ordinary and usual course of its business consistent with past practices; provided, that the Company shall give prior written notice thereof to the Parent;

     (g) The Company shall not pay any obligation or liability (fixed or contingent) or discharge or satisfy any lien or encumbrance, or settle any claim, liability or suit pending or threatened against it or any of its properties, except for current liabilities included in the Financial Statements and current liabilities incurred between the date of this Agreement and the Effective Date in the ordinary and usual course of its business consistent with past practices and with its representations and warranties contained herein and not in breach of any of the provisions of this Article VII; provided, however, that the Company may repay all outstanding indebtedness owed to the Stockholder;

     (h) The Company shall not enter into any leases of real property or equipment and machinery other than in the ordinary and usual course of its business consistent with past practices;

     (i) Except in connection with improvements to approximately 5,000 square feet of expansion space leased by the Company, the Company shall not, without first obtaining the written consent of the Parent, enter into any contract, agreement or commitment, including without limiting the generality of the foregoing, any contract, agreement or commitment for the purchase of any materials or supplies, if such contract, agreement or commitment exceeds $10,000 individually or $50,000 in the aggregate, and is outside the ordinary course of the Company's business;

     (j) The Company shall not, other than in the ordinary course of its business consistent with past practices, further encumber or permit to be further encumbered any of its properties or assets;

     (k) The Company shall not form any subsidiary and it shall not issue, grant, sell, redeem, combine, change or purchase any shares, notes or other securities or make any commitments to do so;

     (l) The Company shall not effect any subdivision of its outstanding capital stock, purchase or redeem any capital stock, or declare, make or pay any dividend, distribution or payment in respect of its capital stock;

     (m) The Company shall not grant or issue any options, warrants or other rights to acquire or subscribe for any of its capital stock or issue any securities giving the holders thereof the right to convert, exchange or exercise such securities for shares of the Company's capital stock;

     (n) The Company shall not effect, and shall not permit any transfer agent to effect, any transfer of any shares of the Company's capital stock;

     (o) The Company shall not, other than in the ordinary and usual course of its business consistent with past practices, curtail purchases or accelerate shipments beyond customer requirements, or modify, amend, cancel or terminate any existing contracts or agreements;

     (p) The Company shall maintain in full force and effect each of the policies of insurance listed on Schedule 5.28 hereto; and

     (q) The Company shall not enter into any agreement or commitment to do or perform any act or refrain which is prohibited pursuant to this Section 7.02 or from performing any act which the Company is required to perform pursuant to this Section 7.02.

     Section 7.02A. Interim Covenants of the Stockholder. From the date of this Agreement until the Closing Date, except to the extent expressly permitted by this Agreement or otherwise consented to by an instrument in writing signed by the Parent and/or Acquisition, the Stockholder shall:

     (a) Use his best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including but not limited to, obtaining consents, approvals of all governmental entities and third parties necessary to the consummation of the transactions contemplated by this Agreement;

     (b) Promptly inform the Parent in writing of any material breach of or change in the representations and warranties contained in Article V hereof;

     (c) Not enter into any Contract or take any other action which,  if entered
into  or  taken  prior  to  the  date  of  this   Agreement,   would  cause  any
representation or warranty of the Stockholder to be untrue;

     (d) Not sell, assign, hypothecate, pledge, transfer or otherwise transfer any of the Tech Shares or any interest therein;

     (e) Not  incur,  create  or suffer  to exist  any  Encumbrance  on the Tech
Shares;

     (f) Not take or omit to be taken any action which could reasonably be expected to delay, hinder or make impossible or illegal the transactions contemplated by this Agreement;

     (g) Not, directly or indirectly, and shall instruct and otherwise use his best efforts to cause the Company and their respective agents, advisors and other representatives not to, directly or indirectly, (i) encourage, solicit or initiate any proposals or offers from any person relating to any acquisition or purchase of all or a material amount of the assets of, or any securities of, or any merger, consolidation or business combination with, the Company (such transactions are referred to herein as "Acquisition Transactions") or (ii) participate in any discussions or negotiations regarding, or furnish to any other person any information with respect to, an Acquisition Transaction. The Stockholder shall promptly notify the Parent orally and in writing of any proposal or offer regarding an Acquisition Transaction, any inquiries with respect thereto and any request for information relating thereto. Such written notification shall include the identity of the entity making such inquiry or Acquisition Transaction proposal or offer or request and such other information with respect thereto as is reasonably necessary to apprise the Parent of the material terms of such Acquisition Transaction proposal or offer or request and all other material information relating thereto; and

     (h) Not enter into any agreement or commitment to do or perform any act or refrain which is prohibited pursuant to this Section 7.02A or from performing any act which the Stockholder is required to perform pursuant to this Section 7.02A.

     Section 7.03. Interim Covenants of the Parent and Acquisition. From the date of this Agreement until the Effective Time, except to the extent expressly permitted by this Agreement or otherwise consented to by an instrument in writing signed by the Company or as otherwise set forth in Schedule 7.03 hereto, the Parent and Acquisition shall take all necessary action so that:

     (a) The Parent shall keep its business and organization intact and shall not take or permit to be taken or do or suffer to be done anything other than in the ordinary course of its business as the same is presently being conducted, and shall use its good faith efforts to keep available the services of its directors, officers, employees and agents and to maintain the goodwill and reputation associated with its business;

     (b) The Parent and Acquisition shall not make any change in their respective Certificates of Incorporation or By-laws;

     (c) The Parent shall exercise its good faith efforts to maintain all of its properties and assets that are material to the operation or conduct of its business, tangible or intangible, in good operating condition and repair, and take all reasonable steps necessary to keep its operations functioning properly, ordinary wear and tear expected;

     (d) Except in connection with the amendment of the Facility contemplated by
Section 9.1, the Parent shall not purchase, sell, lease or dispose of or make any contract for the purchase, sale, lease or disposition of, or subject to any lien or security interest or any other encumbrance, any of its properties or assets other than in the ordinary and usual course of its business consistent with past practices and with the representations and warranties contained herein and not in breach of any of the provisions of this Article VII; and in the case of assets having a replacement value of $1,000 or more, for a consideration at least equal to the fair value of such property or asset;

     (e) The Parent shall not, other than in the ordinary and usual course of its business consistent with past practices, grant any salary increase to, or increase the draw of, any of its officers or directors, or enter into any new, or amend or alter any existing, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, stock option, group insurance, death benefit or other fringe benefit plan, trust agreement or other arrangement or, except as otherwise provided in this Agreement, amend, alter or enter into any new employment or consulting agreement; provided, that the Parent may adopt a Stock Compensation Program (the "Plan") and may grant options or other awards under the Plan covering up to 500,000 shares of LogiMetrics Common Stock;

     (f) Except in connection with the amendment of the Facility contemplated by
Section 9.1, the Parent and Acquisition shall not incur any bank indebtedness or make any borrowings, or issue any commercial paper other than in the ordinary and usual course of their respective businesses consistent with past practices; provided, that the Parent or Acquisition, as the case may be, shall give prior written notice thereof to the Stockholder;

     (g) Except in connection with the amendment of the Facility contemplated by
Section 9.1, the Parent shall not pay any obligation or liability (fixed or contingent) or discharge or satisfy any lien or encumbrance, or settle any claim, liability or suit pending or threatened against it or any of its properties, except for current liabilities included in the LogiMetrics Financial Statements or LogiMetrics Interim Financial Statements and current liabilities incurred between the date of this Agreement and the Effective Time in the ordinary and usual course of business consistent with past practices and with its representations and warranties contained herein and not in breach of any of the provisions of this Article VII;

     (h) The Parent and Acquisition shall not enter into any leases of real property or equipment and machinery other than in the ordinary and usual course of their respective businesses;

     (i) The Parent and Acquisition shall not, without first obtaining the written consent of the Company, enter into any contract, agreement or commitment, including without limiting the generality of the foregoing, any contract, agreement or commitment for the purchase of any materials or supplies, if such contract, agreement or commitment exceeds $10,000 individually or $50,000 in the aggregate and is outside the ordinary course of their respective businesses;

     (j) Except in connection with the amendment of the Facility contemplated by
Section 9.01, the Parent shall not, other than in the ordinary course of its business consistent with past practices, further encumber or permit to be further encumbered any of its properties or assets;

     (k) The Parent and Acquisition shall not form any subsidiary and shall not issue, grant, sell, redeem, combine, change or purchase any shares, notes or other securities or make any commitment to do so;

     (l) The Parent shall not effect any transfer or subdivision of its or Acquisition's outstanding capital stock, purchase or redeem any capital stock, or declare, make or pay any dividend, distribution or payment in respect of its capital stock;

     (m) Except as contemplated by clause (e) above, the Parent shall not, other than in the ordinary course of its business consistent with past practices, grant or issue any options, warrants or other rights to acquire any of its or Acquisition's equity securities, whether by conversion or otherwise, or make any commitment to do so;

     (n) The Parent shall not, other than in the ordinary and usual course of its business consistent with past practices, curtail purchases or accelerate shipments beyond customer requirements, or modify, amend, cancel or terminate any existing contracts or agreements;

     (o) The Parent shall maintain in full force and effect each of the policies of insurance listed on Schedule 6.28 hereto;

     (p) Neither the Parent or Acquisition shall, directly or indirectly, and each of the Parent and Acquisition shall instruct and otherwise use their best efforts to cause their respective agents, advisors and other representatives not to, directly or indirectly, (i) encourage, solicit or initiate any proposals or offers from any person relating to any acquisition or purchase of all or a material  amount  of  the  assets  of,  or any  securities  of,  or any  merger, consolidation or business combination with, the Parent (such transactions are referred to herein as "LogiMetrics Acquisition Transactions") or (ii) participate in any discussions or negotiations regarding, or furnish to any other person any information with respect to, a LogiMetrics Acquisition Transaction. The Parent shall promptly notify the Stockholder orally and in writing of any proposal or offer regarding a LogiMetrics Acquisition Transaction, any inquiries with respect thereto and any request for information relating thereto. Such written notification shall include the identity of the entity making such inquiry or LogiMetrics Acquisition Transaction proposal or offer or request and such other information with respect thereto as is reasonably necessary to apprise the Stockholder of the material terms of such LogiMetrics Acquisition Transaction proposal or offer or request and all other material information relating thereto; and

     (q) Neither the Parent nor Acquisition shall enter into any agreement or commitment to do or perform any act or refrain which is prohibited pursuant to this Section 7.03 or from performing any act which the Parent or Acquisition is required to perform pursuant to this Section 7.02.

     Section  7.04.  Information.  The  Company  shall  furnish  the  Parent and
Acquisition, upon request, with all information concerning the Company reasonably required for inclusion in any report, filing or application made by the Parent or Acquisition (as the case may be) with the Securities and Exchange Commission or any other governmental or regulatory body in connection with the transactions contemplated by the Merger; including, without limitation, the consolidated financial statements of the Company, with the required accountant's reports and consents, necessary for the preparation of any such report, filing or application.

     Section 7.05. Interim Financial Statements. As soon as practicable but in any event within 45 days after the end of each month after the date of this Agreement, each of the Parent and the Company will deliver to the other unaudited balance sheets as at the end of such month, together with the related unaudited statements of income for the month then ended (including changes in stockholders' equity and cash flows on a quarterly basis). All such financial statements shall fairly present the financial position, results of operations and cash flows of the Parent or the Company (as the case may be) as at or for the periods indicated, in accordance with GAAP except as otherwise indicated in such statements, and such financial statements shall be accompanied by an opinion of the chief financial officer of the Parent or the Company (as the case may be) to such effect.

     Section 7.06. Public Announcements. The Parent, Acquisition and the Company will consult with each other with respect to any announcement to the public or any statement to their employees generally concerning or relating to the Merger. Prior to the Effective Time, neither the Parent or Acquisition, on the one hand, nor the Company or the Stockholder, on the other hand, will make any announcement to the public without the prior written consent of the other, except for announcements which the Parent believes on the written advice of its counsel to be required by applicable securities laws or stock exchange rules. The Company shall be provided with a copy of such announcement.

     Section 7.07. Notice of Breach.

     (a) The Parent and Acquisition will promptly give notice to the Company of the occurrence of any event or the failure of any event to occur that results in a breach of any representation or warranty by the Parent or Acquisition or a failure by the Parent or Acquisition comply with any covenant, condition or agreement contained herein.

     (b) The Company will promptly give notice to Acquisition of the occurrence of any event or the failure of any event to occur that results in a breach of any representation or warranty by the Company or a failure by the Company to comply with any covenant, condition or agreement contained herein.

     (c) The Company shall promptly notify the Parent and Acquisition of (i) any material change in its condition, (ii) any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any governmental entity, (iii) the institution or the threat of material litigation involving the Company or any Subsidiary or (iv) any event or condition that might reasonably be expected to cause any of its representations, warranties or covenants set forth herein not to be true and correct in all material respects as of the Effective Time. As used in the preceding sentence, "material litigation" means any case, arbitration or other adversary proceeding or other matter which would have been required to be disclosed pursuant to Section 5.25 if in existence on the date hereof. The Company shall also promptly notify the Parent and Acquisition of any adverse development involving any matter disclosed on any Schedule hereto which shall occur after the date hereof and, in any event, shall regularly advise the Parent and Acquisition of significant changes in the status of any such matters.

     (d) The Parent and Acquisition shall promptly notify the Company of (i) any material change in their condition, (ii) any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any governmental entity, (iii) the institution of the threat of material litigation involving the Parent or any Subsidiary or (iv) any event or condition that might reasonably be expected to cause any of their representations, warranties or covenants set forth herein not to be true and correct in all material respects as of the Effective Time. As used in the preceding sentence, "material litigation" means any case, arbitration or other adversary proceeding or other matter which would have been required to be disclosed pursuant to Section 6.12 if in existence on the date hereof. The Parent and Acquisition shall also promptly notify the Company of any adverse development involving any matter disclosed on any Schedule hereto which shall occur after the date hereof and, in any event, shall regularly advise the Company of significant changes in the status of any such matters.

     Section 7.08. Representations. The Parent, Acquisition and the Company (a) will take all reasonable action necessary to render accurate as of the Effective Time their respective representations and warranties contained herein, (b) will refrain from taking any action which would render any such representation or warranty inaccurate in any material respect as of such time, and (c) will use their good faith efforts to perform or cause to be satisfied each covenant or condition to be performed or satisfied by them.

     Section 7.09. [Reserved]

     Section 7.10. Mutual Cooperation. The Parent, Acquisition and the Company shall each cooperate and use their respective best efforts (i) to prepare all documentation, to effect all filings and to obtain the requisite regulatory approvals and (ii) to cause the Merger to be consummated as expeditiously as reasonably practicable following the date hereof.

     Section 7.11. Miscellaneous Agreements and Consents. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as reasonably practicable, including, without limitation, using their respective best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and to cause any of the conditions to the Merger hereunder which are to be satisfied by such party to be satisfied. The Parent shall, and shall cause its Subsidiaries, as it relates to their contracts, agreements, regulations, rules, etc., to use their best efforts to obtain consents of all third parties and governmental entities necessary or, in the reasonable opinion of the Company, desirable for the consummation of the transactions contemplated by this Agreement. The Company shall, and shall cause its Subsidiaries, as it relates their contracts, agreements, regulations, rules, etc., to use their best efforts to obtain consents of all third parties and governmental entities necessary or, in the reasonable opinion of the Parent, desirable for the consummation of the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of Acquisition and the Parent shall be deemed to have been granted authority in the name of the Company to take all such necessary or desirable action. Acquisition, the Parent and the Company, as the case may be, upon request, shall deliver to the other parties hereto such appropriate certifications or opinions by such party's officers or counsel as such other party shall reasonably request under the circumstances.

     Section 7.12. Securities Act Compliance. The Stockholder hereby agrees to deliver to the Parent prior to the Effective Time a written agreement in substantially the form of Exhibit A hereto (the "Pooling Letter").

     Section 7.13. Further Reports. Commencing upon the date of execution of this Agreement and continuing to the earlier to occur of (i) the Effective Time and (ii) the termination of this Agreement, the Parent shall provide to the Company a copy of any annual, quarterly or current report filed with the Securities and Exchange Commission promptly upon the filing of such reports with the Commission.

                                  ARTICLE VIII

                       ADDITIONAL COVENANTS AND AGREEMENTS

     Section 8.1 Litigation, Indemnification.

     (a) If any litigation or proceeding is or has been commenced, whether before or after the Effective Time, to restrain or prohibit the consummation of the transactions contemplated by this Agreement or the operation by the Surviving Corporation after the Effective Date of all or a substantial portion of the assets and business of the Company and its subsidiaries taken as a whole, the Parent and the Company each agrees to cooperate with the other and use its best efforts to defend against and respond thereto but only to the extent consistent with the best interests of their respective shareholders. It is understood and agreed that the Surviving Corporation, to the extent permitted by law, will indemnify and hold harmless each director and officer of the Company and the Company's subsidiaries (the "Indemnified Parties") against any losses, claims, damages, liabilities, costs, expenses, judgments and amounts paid in settlement in connection with any threatened, pending or completed claim, action, suit, proceeding or investigation arising out of or pertaining to any of the transactions contemplated by this Agreement, and in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Date), the Surviving Corporation will use its best efforts to assist in the vigorous defense of any such matter; provided, however, that the Surviving Corporation shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, after exhaustion of all avenues of appeal, that such Indemnified Party did not act in good faith and in a manner the Indemnified Party reasonably believed to be in, or not opposed to, the best interests of the Company.

     (b) Any  Indemnified  Party  wishing  to claim  indemnification  under this
Section 8.1, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Surviving Corporation thereof. Any Indemnified Party shall be entitled, to the extent permitted by law and by the Articles of Incorporation and By-Laws of the Company as such Article and By-Laws are in effect immediately prior to the Effective Time, to the advancement of funds necessary to pay for any reasonable expenses incurred by such Indemnified Party in connection with the defense of an action, suit, proceeding or investigation which is the subject of indemnification under this Section 8.1; provided, however, that such Indemnified Party shall first deliver to the Surviving Corporation an undertaking to repay any amounts advanced pursuant hereto when and if a court of competent jurisdiction shall ultimately determine, after exhaustion of all avenues of appeal, that he did not act in good faith and in a manner the Indemnified Party reasonably believed to be in, or not opposed to, the best interests of the Company.

     (c) The Indemnified Parties as a group may retain one law firm to represent them with respect to any such matter unless there is, under applicable standards of processional conduct, a conflict on any significant issue between the positions of any of the Indemnified Parties, in which case each party which has such a conflict may be represented by a separate law firm. This covenant shall survive the Effective Time, shall continue without time limit, and is intended to benefit the Company and each of the Indemnified Parties. Nothing herein contained is intended or shall be construed to limit or otherwise restrict the indemnity provisions of the Certificate of Incorporation or By-Laws of the Company for acts occurring up to and including the Effective Time.

     Section 8.2 Non-Competition; Confidentiality and Non-Solicitation. During the two-year period immediately following the Effective Time, without the prior written consent of the Parent, neither (i) the Stockholder, (ii) the Stockholder's spouse, (iii) any minor children of the Stockholder, (iv) any other children of the Stockholder sharing the same residence with the Stockholder, nor (v) any other person or entity directly or indirectly controlled by, controlling or under control with any of the foregoing (collectively, the "Covered Entities") shall invest in, own, manage, operate, finance, control or participate in the ownership, management, operation, financing or control of, be employed by, associated with, or in any manner connected with, lend their name or any similar name to, lend their credit to or render services or advice to, any person or entity which designs, manufactures, assembles, sells or services products which compete with products designed, manufactured, assembled, sold or serviced by the Parent, Acquisition or the Company anywhere in world (a "Competing Business"); provided, however, that the Covered Entities may purchase or otherwise acquire up to one percent of any class of securities of any Competing Business (but without otherwise participating in the activities or affairs of such Competing Business) if such securities are listed on any national securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. The Parent acknowledges that the other business activities of the Stockholder described in Schedule 8.2 are not Competing Businesses as presently conducted. From and after the Effective Time, without the prior written consent of the Parent, neither the Stockholder nor any of his representatives shall (i) at any time directly or indirectly disclose, discharge or communicate to any person or entity, other than the Parent, Acquisition and the Company and their respective authorized representatives, or use or otherwise exploit, directly or indirectly, for the benefit of any person or entity other than the Parent, Acquisition and the Company, any material information relating to the business of the Parent, Acquisition or the Company other than information that is or becomes publicly available through no wrongful act of the Stockholder or any of his representatives; provided, that the Stockholder and his representatives shall have no obligation hereunder to keep confidential any information to the extent disclosure thereof is required by law, regulation, court or regulatory order; provided that in such event, the Stockholder shall provide the Parent with prompt prior notice thereof so that the Parent may seek, at its sole discretion, an appropriate protective order preventing or limiting such disclosure, (ii) for a period of two years from the Effective Time induce or attempt to induce any current employee, consultant, representative or agent of the Parent, Acquisition or the Company to terminate or otherwise materially and adversely modify such relationship, violate the terms of any existing oral or written agreement by and between such person and any of the Parent, Acquisition or the Company, or otherwise interfere with such person's existing relationship with any of them, or (iii) for a period of two years from the Effective Time induce or attempt to induce any person or entity which is an existing or prospective customer of any of the Parent, Acquisition or the Company, or which is otherwise a party to any written or oral agreement with any of them, to terminate or otherwise materially and adversely modify its existing business or contractual relationship with any of them or otherwise interfere with such business or contractual relationships. The Stockholder, on behalf of himself, the other Covered Entities and their respective heirs, assigns and representatives, acknowledges that (i) the restrictions contained in this
Section 8.2 are fair and reasonable and necessary to protect the legitimate interests of the Parent, Acquisition and the Company and that any breach by the Stockholder or the other covered Entities of any provision hereof will result in irreparable injury to the Parent, and (ii) that, in addition to all remedies available at law, the Parent shall be entitled to equitable relief, including injunctive relief, and an equitable accounting of all earnings, profits or other benefits arising from such breach and shall be entitled to receive such other damages, direct or consequential, as may be appropriate. The Parent shall not be required to post any bond or other security in connection with any proceeding to enforce this Section 8.2.

     Section 8.3 Certain Undertakings. As promptly as practicable following the Effective Time, the Stockholder shall use his commercially reasonable efforts to transfer into the name of the Surviving Corporation the lease for the premises currently occupied by the Company and all items of machinery and equipment held in the Stockholder's name and currently used by the Company. The Parent shall indemnify and hold harmless the Stockholder from and against any and all claims, losses and damages the Stockholder may after the Effective Time as a result of such lease and said assets being held in the Stockholder's name.

     Section 8.4. ISRA Compliance. To the extent not accomplished prior to the date hereof, the Company shall promptly seek from the New Jersey Department of Environmental Protection and Energy ("NJDEP") a written determination that the provisions of the Industrial Site Recovery Act ("ISRA") do not apply to the transactions contemplated by the Agreement and shall take all action necessary or advisable in connection therewith. To the extent applicable to the transactions contemplated hereby, promptly following the execution and delivery of this Agreement, if required the Company shall, at its sole cost and expense, comply with the provisions of ISRA, including without limitation, the requirements to provide notice to the NJDEP, to investigate its premises in accordance with applicable NJDEP regulations and guidelines and to remediate the premises, if required to do so, in accordance with the applicable provisions of ISRA, applicable regulations promulgated by NJDEP and NJDEP's criteria for the remediation of soil and groundwater.

     Section 8.5. Repayment of Stockholder Debt. As promptly as practicable following the Effective Time, subject to the terms of any existing indebtedness of either the Parent or the Company, the Parent shall cause the Company to repay to the Stockholder all indebtedness owed by the Company to the Stockholder, which as of the date hereof totals approximately $500,000.

                                   ARTICLE IX

                    CONDITIONS TO OBLIGATIONS OF THE PARTIES

     Section 9.01. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each of the Parent, Acquisition and the Company to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the conditions that (a) the Parent shall have entered into an amendment of its existing facility with North Fork Bank (the "Facility") on terms and conditions reasonably satisfactory to the Stockholder and (b) none of the Parent, Acquisition or the Company shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger and no proceeding shall have been initiated by the Governmental Entity and be continuing seeking such an injunction. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation thereof illegal.

     Section 9.02. Conditions to the Parent's and Acquisition's Obligations. All obligations of the Parent and Acquisition under this Agreement are subject to the fulfillment and satisfaction, prior to or at the time at which the Effective Time is scheduled to occur, of each of the following conditions, any one or more of which may be waived by the Parent or Acquisition in writing:

     (a) At the Effective Time, the representations and warranties of the Company and the Stockholder contained in this Agreement will be true and correct in all material respects at and as of such time, except to the extent affected by the transactions contemplated hereby and by the operations of the Company as permitted by the provisions of subsection (b) hereinbelow after the date hereof to the Effective Time, and at the Effective Time the Company shall have delivered to Acquisition a certificate to such effect signed by its President and its Chief Financial Officer.

     (b) Each of the obligations of the Company and the Stockholder to be performed by them on or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at the Effective Time, and at the Effective Time the Company shall have delivered to Acquisition a certificate to such effect signed by its President and its Chief Financial Officer.

     (c) There shall have been, between the date hereof and the Effective Time, no material adverse change in the condition, financial or otherwise, of the Company, and the Company shall have delivered to Acquisition a certificate to such effect signed by its President and its Chief Financial Officer.

     (d) The Company shall have obtained and delivered to Acquisition all consents and approvals required to be obtained at or prior to the Effective Time from third parties or governmental and regulatory authorities in connection with the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby.

     (e) The Company shall have furnished Acquisition with such certificates of its officers to evidence compliance with the conditions set forth in this
Article IX as may be reasonably requested by Acquisition, which shall include, but not be limited to:

                  (i) A certificate executed by the Secretary or an Assistant Secretary of the Company certifying, as of the Effective Time: a true and complete copy of its By-laws; a true and complete copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby; incumbency matters; and approval and adoption of this Agreement and Plan of Merger by the written consent of the Stockholder.

                  (ii) A certificate executed by the President and the Chief Financial Officer of the Company certifying that, as of the Effective Time, the conditions set forth in this Article IX with respect to the Company have been satisfied;

                  (iii) A copy of the Certificate of Incorporation of the Company and all amendments thereto, certified as of a recent date by the Secretary of State of New Jersey;

                  (iv) Certificates of the appropriate Secretaries of State certifying the good standing of the Company in all states where the Company is qualified to do business;

                  (v) Any and all forms, certificates and/or other instruments required to pay the transfer and recording taxes and charges arising from the transactions contemplated by this Agreement, together with evidence reasonably satisfactory to Acquisition that such transfer taxes and charges have been paid or provided for; and

     (f) The Stockholder shall have executed and delivered to the Parent the Pooling Letter.

     (g) There shall not have come to the attention of Acquisition or the Parent, as a result of the review described in Section 7.01 hereof or otherwise, any material information not previously disclosed to Acquisition despite inquiry of the Company by Acquisition indicating the occurrence of an event since the date of the execution of this Agreement that is likely to have a Material Adverse Effect.

     (h) The Stockholder shall have executed and delivered to the Parent the Tax Representation Letter substantially in the form attached hereto as Exhibit B.

     (i) The Stockholder shall have executed and delivered to the Parent the Employment Agreement substantially in the form attached hereto as Exhibit C (the "Employment Agreement").

     (j) The Stockholder shall have delivered to the Parent the Tech Shares, duly endorsed or otherwise in proper form for transfer.

     (k) Prior to or at the Closing, the Company shall have delivered to the Parent a true and complete copy of a written determination by NJDEP that the transactions contemplated hereby are not subject to ISRA or, in lieu thereof, evidence satisfactory to the Parent that the Company has complied with the requirements of ISRA.

     Section 9.03. Conditions to Obligations of the Company. All obligations of the Company and the Stockholder under this Agreement are subject to the fulfillment and satisfaction, prior to or at the time at which the Effective Time is scheduled to occur, of each of the following conditions, any one or more of which may be waived in writing by the Company and the Stockholder.

     (a) At the Effective Time, the representations and warranties of the Parent and Acquisition contained in this Agreement will be true and correct in all material respects at and as of such time, except to the extent affected by the transactions contemplated hereby, and at the Effective Time each of the Parent and Acquisition shall have delivered to the Company a certificate to such effect signed by its President and its Chief Financial Officer.

     (b) Each of the obligations of the Parent and Acquisition to be performed by it at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at the Effective Time, and at the Effective Time each of the Parent and Acquisition shall have delivered to the Company a certificate to such effect signed by its President and the Chief Financial Officer.

     (c) There shall have been, between the date hereof and the Effective Time no material adverse change in the condition, financial or otherwise, of the Parent or Acquisition and, at the Closing, Acquisition and the Parent shall each have delivered to the Company a certificate to such effect signed by its President and its Chief Financial Officer.

     (d) The Parent shall have executed and delivered to the Stockholder the Employment Agreement.

     (e) The Parent shall have delivered to the Stockholder the shares of LogiMetrics Common Stock issuable to the Stockholder upon consummation of the Merger.

     (f) Acquisition and the Parent shall each have furnished the Company with such certificates of the officers of Acquisition and the Parent and others to evidence compliance with the conditions set forth in this Article IX as may be reasonably requested by the Company, which shall include, but not be limited to:

          (i) Certificates executed by the Secretary or an Assistant Secretary of each of Acquisition and the Parent certifying as of the Effective time: true and complete copies of the resolutions of the Boards of Directors of Acquisition and the Parent authorizing the execution, delivery and performance of this
Agreement  by  Acquisition  and   the  Parent  and  the  consummation  of  the
transactions contemplated hereby; incumbency matters; and if applicable, approval and adoption of this Agreement and the Merger by the shareholders of the Parent and Acquisition;

         (ii) Certificates executed by the President and the Chief Financial Officer of Acquisition and the Parent certifying that, as of the Effective Time, the conditions set forth in this Article IX with respect to Acquisition have been satisfied;

         (iii) Any and all forms, certificates and/or instruments required to pay the transfer and recording taxes and charges arising from the transactions contemplated by this Agreement, together with evidence reasonably satisfactory to the Company that such transfer taxes and charges have been paid; and

         (iv) A certificate executed by each of Acquisition and the Parent certifying as of the date of the Effective Time that the certificates delivered by it to the Company pursuant to this Section 9.07 are true and correct in all material respects.

     (g) There shall not have come to the attention of the Company, any material information (i) not previously disclosed to the Company despite the inquiry of Acquisition or the Parent by the Company; or (ii) indicating the occurrence of events since the date of execution of this Agreement that is likely to have a Material Adverse Effect.

     (h) Prior to or at the Closing, the Company shall have obtained a written determination by NJDEP that the transactions contemplated hereby are not subject to ISRA or, in lieu thereof, shall have complied with the requirements of ISRA.

                                    ARTICLE X

                                   TERMINATION

     Section 10.01. Termination by Any Party. Notwithstanding anything herein or elsewhere to the contrary, this Agreement may be terminated and the Merger abandoned by the Board of Directors of any party hereto if the Effective Time shall not have taken place on or prior to March 31, 1997;

     Section 10.02. Termination by Acquisition or the Parent. This Agreement may be terminated by the Board of Directors of Acquisition or the Parent at any time prior to the Effective Time if:

                  (a) a material condition to the Parent's or Acquisition's obligation to consummate the transactions contemplated hereby or a covenant of the Company or the Stockholder contained herein shall not be fulfilled on or before the date of the Effective Time or on such other date specified for the fulfillment of such covenant or condition, other than as a result of a breach by the Parent or Acquisition of their obligations under this Agreement; or

                  (b) a material default or breach of this Agreement shall be made by the Company or the Stockholder; or

                  (c) since October 31, 1996 there shall be a material adverse change in the results of operations of the Company or any adverse change in the business, income before income taxes (as compared with the same period in the preceding year), Prospects, manner of conducting the business, financial condition or any asset of the Company.

     Section 10.03. Termination by the Company. This Agreement may be terminated by the Board of Directors of the Company at any time prior to the Effective Time if:

                  (a) a material condition to the Company's and the Stockholder's obligation to consummate the transactions contemplated hereby under this Agreement shall not be fulfilled on or before the date of the Effective Time or on such other date specified for the fulfillment of such condition, other than as a result of a breach by the Company or the Stockholder of their obligations under this Agreement; or

                  (b) a material default or breach of this Agreement shall be made by the Parent or Acquisition; or

                  (c) since September 30, 1996, there shall be a material adverse change in the results of operations of Acquisition or the Parent, or any material adverse change in the business, results of operations (as compared with the same period in the preceding year), prospects, manner of conducting the business, financial condition or any asset of Acquisition or the Parent, except as disclosed to the Company in writing on or prior to the date hereof.

                                   ARTICLE XI

                                  MISCELLANEOUS

     Section 11.01. Indemnification for Brokers. The Parent and Acquisition, on the one hand, and the Company and the Stockholder, on the other hand, shall each indemnify and hold harmless the other against any losses, claims, expenses (including court costs and attorneys' fees), costs or liabilities to which the indemnified party may become subject relating to any brokerage or finders' fees or agents' or banker's commissions or other similar charges incurred by the indemnifying party in connection with this Agreement or any transaction contemplated hereby.

     Section 11.02. Successors, Assigns and Third Parties. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided, however, that, none of the parties hereto may make any assignment of this Agreement or any interest herein without the prior written consent of the other parties hereto. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

     Section 11.03. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New Jersey without regard to the choice of law principles thereof.

     Section 11.04. Severability. Each section, subsection and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant and/or provision hereof. In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect; provided, however, that if such unlawful clause is so material to the party for whose benefit the clause was originally included so that such party would not have entered into this Agreement without such unlawful clause, the severability of such clause shall be arbitrated pursuant to Section
11.09 hereof.

     Section 11.05. Certain Words. Words such as "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular Section or subsection of this Agreement.

     Section 11.06. Notices. Except as otherwise expressly provided herein, any notice, consent, or other communication required or permitted to be given hereunder shall be in writing, delivered by certified mail or a national overnight delivery service and shall be deemed to have been given when received, and shall be addressed as follows:

             (a)      If to Acquisition or the Parent:   LogiMetrics, Inc.
                                                         121-03 Dupont Street
                                                         Plainview, NY  11803
                                                         Attn:  Acting President
                                                         Tel:  (516) 349-1700
                                                         Fax: (516) 349-8552

             (b)      If to the Company:                 mm-Tech, Inc.
                                                         20 Meridian Road
                                                         Eatontown, NJ  07724
                                                         Attn:  President
                                                         Tel:  (908) 935-7150
                                                         Fax:  (908) 935-7151

             (c)      If to Stockholder:                 Charles S. Brand
                                                         175 Boundary Road
                                                         Colts Neck, NJ  07722
                                                         Tel:  (908) 431-4175
                                                         Fax: (908) 431-4108

or at such other address or addresses as the party addressed may from time to time designate in writing. Any communication dispatched by telegram or telex shall be confirmed by letter.

     Section 11.07. Expenses. All legal and other costs and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such expenses. Without limiting the generality of the foregoing, any and all fees and expenses of any attorneys, accountants or investment bankers of the parties hereto incurred in connection with this Agreement or the transactions contemplated hereby shall be borne by the party incurring such expense and shall not be assumed by any other party.

     Section 11.08. Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     Section 11.09. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute the same agreement.

     Section 11.10. Entire Agreement; Amendment. This Agreement, together with the Exhibits and Schedules hereto, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, discussions and negotiations, whether oral or written, between the parties hereto. This Agreement may not be modified or amended except by a writing signed by all parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused their signatures to be affixed to this as of the date first above written.

ATTEST:                                              LogiMetrics, Inc.


By:/s/ John D. Hogoboom                              By:/s/ Norman M. Phipps
_______________________                              ________________________
Name:  John D. Hogoboom                              Name: Norman M. Phipps
Title: An Attorney at Law of NJ                      Title: Acting President


ATTEST:                                              mm-Tech Acquisition Corp.
                                                     (a wholly-owned subsidiary
                                                     of LogiMetrics, Inc.)


By: /s/ John D. Hogoboom                             By: /s/ Norman M. Phipps
_______________________                              _______________________
Name: John D. Hogoboom                               Name:  Norman M. Phipps
Title: An Attorney at Law of NJ                      Title: President


ATTEST:                                              mm-Tech, Inc.


By:/s/ Kevin M. Briody                               By:/s/ Charles S. Brand
________________________                            ____________________________
Name:  Kevin M. Briody                               Name:  Charles S. Brand
Title: An Attorney at Law of NJ                     Title: President


WITNESS:


/s/ Kevin M. Briody                                   /s/Chares S. Brand
____________________                                 ___________________________
Kevin M. Briody                                       Charles S. Brand



                                                                      EXHIBIT A





                                                               December __, 1996



LogiMetrics, Inc.
121-03 Dupont Street
Plainview, New York 11803

Gentlemen:

     I have been advised that I might be considered to be an "affiliate" of mm-Tech, Inc. ("mm-Tech") for purposes of generally accepted accounting principles as such term relates to pooling of interests accounting treatment for certain business combinations of the Securities and Exchange Commission's Staff Accounting Bulletin No. 65.

     LogiMetrics, Inc. (the "Company"), mm-Tech, mm-Tech Acquisition Corp. and I have entered into an Agreement and Plan of Merger, dated as of December 18, 1996 (the "Agreement"). Upon consummation of the transactions contemplated by the Agreement (the "Merger"), I will receive shares of Common Stock, par value $.01 per share, of the Company (the "Exchange Stock") for all of the shares of Common Stock, no par value, of mm-Tech (the "Pre-Merger Stock") owned by me or as to which I may be deemed a beneficial owner. This agreement is hereinafter referred to as the "Letter Agreement".

     I represent and warrant to, and agree with, the Company that:

     A. I have read this Letter Agreement and the Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Pre-Merger Stock and the Exchange Stock, to the extent I felt necessary, with my counsel or counsel for the Company.

     B. I understand that stop transfer instructions will be given to mm-Tech's and the Company's transfer agent, as the case may be, with respect to the shares of Pre-Merger Stock and the Exchange Stock in connection with the restrictions set forth herein.

     C. Notwithstanding the foregoing and any other agreements on my part in connection with the Pre-Merger Stock and the Exchange Stock, I hereby agree (i) that I will not sell or otherwise reduce my risk relative to any shares of Pre-Merger Stock during the period of thirty days prior to the effective date of the Merger and (ii) that I will not sell or otherwise reduce my risk relative to any shares of Exchange Stock until financial results covering at least thirty days of combined operations have been published following the effective date of the Merger or such later time as I shall be notified of by the Company so as to ensure that the Merger qualifies as a pooling of interests for accounting purposes.

     It is understood and agreed that this Letter Agreement shall terminate and be of no further force and effect if the Merger Agreement is terminated pursuant to the terms thereof. It is also understood and agreed that this Letter Agreement shall terminate and be of no further force and effect and the stop transfer instructions set forth in Paragraph B above shall be lifted forthwith at the later of (i) such time as financial results covering at least thirty days of combined operations following the effective date of the Merger have been published and (ii) the date included in the notification by the Company as set forth above.


     This Letter Agreement shall be binding on my heirs, legal representatives and successors.

                                                     Very truly yours,



                                                    ____________________________
                                                    Charles S. Brand

Accepted this     day
of            , 1996

LOGIMETRICS, INC.


By___________________________

                                                                       EXHIBIT B





                                December __, 1996

LogiMetrics, Inc.
121-03 Dupont Street
Plainview, NY  11803
Attn:  Acting President

Dear Sir or Madam:

     The undersigned, being the sole record and beneficial owner of all of the issued and outstanding shares of capital stock of mm-Tech, Inc., a New Jersey corporation (the "Company"), hereby represents that the undersigned has no plan or intention to sell, exchange, or otherwise dispose of a number of shares of stock of LogiMetrics, Inc., a Delaware corporation (the "Parent") received in connection with the merger of mm-Tech Acquisition Corp., a New Jersey corporation into the Company (the "Merger"), the effect of which sale, exchange or other disposition would be to reduce the undersigned's ownership of Parent stock to a number of shares having a value, as of the date of the Merger, of less than 50% of the value of all of the formerly outstanding stock of the Company on the same date. For purposes of this representation, shares of Company stock and shares of Parent stock held by the undersigned and otherwise sold, redeemed or disposed of before or after the Merger are taken into account.

                                                     Very truly yours,



                                                     Charles S. Brand

                                                                      EXHIBIT C


                              EMPLOYMENT AGREEMENT

     EMPLOYMENT  AGREEMENT (this "Agreement"),  dated December ___, 1996, by and
between   LogiMetrics,   Inc.  (the   "Company")   and  Charles  S.  Brand  (the
"Executive"), residing at 175 Boundary Road, Colts Neck, New Jersey 07722.

                              W I T N E S S E T H:

     WHEREAS, the Company, the Executive, mm-Tech, Inc. ("mm-Tech") and mm-Tech Acquisition Corp. ("Merger Sub") have entered into an Agreement and Plan of Merger, dated December 18, 1996 (the "Merger Agreement"), pursuant to which, among other things, Merger Sub will merge with and into mm-Tech and all of the issued and outstanding capital stock of mm-Tech will be converted into shares of Common Stock of the Company (the "Merger"); and

     WHEREAS, the Executive is willing to serve as the Chairman of the Board of Directors and the Chief Executive Officer of the Company commencing upon the consummation of the Merger (the "Commencement Date") and the Company desires to retain the Executive in that capacity on the terms and conditions herein set forth; and

     WHEREAS, it is a condition to the obligations of the parties under the Merger Agreement that the Company and the Executive enter into an employment agreement;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

     Section 1. Term of Employment. The Executive's employment shall commence on the Commencement Date and, subject to earlier termination pursuant to Section 5 hereof, shall continue until the fifth anniversary of the Commencement Date (the "Term"). In the event that the Commencement Date does not occur prior to March 31, 1997, this Agreement shall become null and void and shall be of no further force and effect. The Executive hereby represents and warrants that (i) he has the legal capacity to execute and perform this Agreement; (ii) this Agreement is a valid and binding agreement enforceable against him according to its terms;
(iii) the execution and performance of this Agreement by him does not violate the terms of any existing agreement or understanding to which the Executive is a party or by which he may be bound; and (iv) the Executive knows no reason why he would not be insurable at regular non-smoker rates.

     Section 2. Position and Duties. During the Term, the Executive shall serve as the Chairman of the Board of Directors and the Chief Executive Officer of the Company and shall have such powers and duties as are commensurate with such position and as may be conferred upon him from time to time by the Board of Directors of the Company (the "Board"). During the Term, the Executive shall also hold such other positions with one or more of the Company's subsidiaries and shall perform such duties in connection therewith as may be directed by the Board. During the Term, and except for illness or incapacity and reasonable vacation periods of no more than four weeks in any calendar year (or such other, longer period as shall be consistent with the Company's policies for other senior executives), the Executive shall devote all of his business time, attention, skill and efforts exclusively to the business and affairs of the Company and its subsidiaries and affiliates; provided, however, that (i) the Executive may engage in other personal business activities not constituting Competing Businesses under the Merger Agreement up to three days in any calendar month and (ii) the Executive may engage in charitable, educational, religious, civic and similar types of activities (all of which shall be deemed to benefit the Company), speaking engagements, membership on the board of directors of other organizations, and similar activities to the extent that such activities do not inhibit or prohibit the performance of his duties hereunder or inhibit or conflict with the business of the Company, its subsidiaries and affiliates.

     Section 3. Compensation. For all services rendered by the Executive in any capacity required hereunder during the Term, including, without limitation, services as an executive officer, director, or member of any committee of the Company, or any subsidiary, affiliate or division thereof, the Executive shall be compensated as follows:

     (a) The Company shall pay the Executive a fixed salary at the rate of $200,000 per annum or such higher annual amount as is being paid from time to time pursuant to the terms hereof ("Base Salary"). The Base Salary shall be subject to such periodic review and such periodic increases as the Board (or the Compensation Committee of the Board) shall deem appropriate in accordance with the Company's customary procedures and practices regarding the salaries of senior executives. Base Salary shall be payable in accordance with the customary payroll practices of the Company, but in no event less frequently than bi-weekly.

     (b) Subject to the approval of the Board (or the Compensation Committee of the Board), the Executive shall be entitled to participate in all compensation and employee benefit plans or programs, and to receive all benefits, perquisites and emoluments, for which any salaried employees of the Company are eligible under any employee benefit plan or program now or hereafter established and maintained by the Company. Notwithstanding the foregoing, nothing in this Agreement shall require the Company to establish or maintain any such plans or programs or shall preclude the amendment or termination of any such plan or program established by the Company from time to time, provided that such amendment or termination is applicable generally to the senior officers of the Company or any subsidiary or affiliate.

     (c) The Company shall provide and maintain a term life insurance policy on the Executive in the face amount of at least $1 million.

     Section 4. Business Expenses. The Company shall pay or reimburse the Executive for all reasonable travel or other expenses incurred by the Executive in connection with the performance of his duties and obligations under this Agreement, subject to the Executive's presentation of appropriate vouchers in accordance with such procedures as the Company may from time to time establish for senior officers and to preserve any deductions for Federal income taxation purposes to which the Company may be entitled.

     Section 5. Effect of Termination of Employment. (a) In the event the Executive's employment terminates, whether during the Term or following the expiration of the Term, due to a Without Cause Termination, the Company shall, as liquidated damages or severance pay, or both, continue, subject to the provisions of Section 6 below, to pay the Executive's Base Salary as in effect at the time of such termination for the greater of (i) the remainder of the then-current Term, or (ii) a period of twelve months from the effective date of such termination. During the period that the Company is making payments pursuant to this Section 5(a), the Company shall continue to provide the Executive with continued group hospitalization, health and related insurance in lieu of any rights the Executive would otherwise have under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). For purposes hereof, no Without Cause Termination shall be effective until 30 days after the Company has given notice of termination to the Executive.

     (b) In the event the Executive's employment terminates, whether during the Term or following the expiration of the Term, due to a Permanent Disability, the Company shall continue to pay the Executive's Base Salary as in effect at the time of such termination for a period of six months from the date of such termination; provided, that such amounts shall be offset by any amounts otherwise paid to the Executive under the Company's then-existing disability program. In addition, earned but unpaid Base Salary as of the date of termination of employment shall be payable in full. The Executive shall be entitled to continued group hospitalization, health and related insurance for the periods specified under COBRA and the Company shall pay any related premiums for a period of up to twelve months following such termination.

     (c) In the event that the Executive dies or the Executive's employment hereunder terminates due to a Termination for Cause or the Executive terminates employment with the Company for reasons other than Permanent Disability or retirement pursuant to any retirement plan then maintained by the Company, earned but unpaid Base Salary as of the date of termination of employment shall be payable in full to the Executive or his legal representative. However, no other payments shall be made, or benefits provided, by the Company under this Agreement except for benefits that have already become vested under the terms of employee benefit programs maintained by the Company or its affiliates for its employees and except as otherwise required by law.

     (d) For purposes of this Agreement, the following terms have the following meanings:

               (i) The term "Termination for Cause" means, to the maximum extent permitted by applicable law, a termination of the Executive's employment by the Company because the Executive has (a) breached or failed to perform his duties under applicable law and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness, (b) committed an act of dishonesty in the performance of his duties hereunder or engaged in any conduct detrimental to the business or reputation of the Company, (c) been convicted of a felony or misdemeanor involving moral turpitude, (d) breached or failed to perform his obligations and duties hereunder, which breach or failure the Executive shall fail to remedy within 30 days after written demand from the Company, or (e)violated the representations made in Section 1 above or the provisions of Section 6 below.

                (ii) The term "Without Cause Termination" means a termination of the Executive's employment by the Company other than due to Permanent Disability, retirement or expiration of the Term and other than a Termination for Cause.

               (iii)   The  term  "Permanent  Disability"  means   permanently
          disabled so as to qualify for full benefits under the Company's then-existing disability insurance policy; provided, however, that if the Company does not maintain any such policy on the date of determination, "Permanent Disability" shall mean the inability of the Executive to work for a period of six full calendar months during any eight consecutive calendar months due to illness or injury of a physical or mental nature, supported by the completion by the Executive's attending physician of a medical certification form outlining the disability and treatment.

     Section 6. Other Obligations and Duties of Executive During and After Term.

     (a) The Executive recognizes and acknowledges that all information pertaining to the affairs, business, clients, or customers of the Company or any of its subsidiaries or affiliates (any or all of such entities being hereinafter referred to as the "Business"), as such information may exist from time to time, other than information that is in the public domain, other than as a result of a breach by the Executive of his obligations hereunder, is confidential information and is a unique and valuable asset of the Business, access to and knowledge of which are essential to the performance of the Executive's duties under this Agreement. In consideration of the payments made to him hereunder, the Executive shall not, except to the extent reasonably necessary in the performance of his duties under this Agreement, divulge to any person, firm, association, corporation, or governmental agency, any information concerning the affairs, businesses, clients, or customers of the Business (except such information as is required by law to be divulged to a government agency or pursuant to lawful process), or make use of any such information for his own purposes or for the benefit of any person, firm, association or corporation (except the Business) and shall use his reasonable best efforts to prevent the disclosure of any such information by others. All records, memoranda, letters, books, papers, reports, accountings, experience or other data, and other records and documents relating to the Business, whether made by the Executive or otherwise coming into his possession, are confidential information and are, shall be, and shall remain the property of the Business. No copies thereof shall be made which are not retained by the Business, and the Executive agrees, on termination of his employment or on demand of the Company, to deliver the same to the Company.

     (b) The Executive recognizes and acknowledges that the Company shall own all Work Product created by the Executive during the Term. As used herein, "Work Product" includes, but is not limited to, all intellectual property rights, U.S. and international copyrights, patentable inventions, creations, discoveries and improvements, works of authorship and ideas, whether or not patentable or copyrightable and regardless of their form or state of development. All Work Product shall be considered work made for hire by the Executive and shall be owned by the Company.

     If any of the Work Product may not, by operation of law, be considered a work made for hire by the Executive for the Company, or if ownership of all right, title and interest of the intellectual property rights therein shall not otherwise vest exclusively in the Company, the Executive shall assign, and upon creation thereof shall be deemed to have automatically assigned, without further consideration, the ownership of all such Work Product to the Company and its successors and assigns. The Company, its successors and assigns shall have the right to obtain and hold in its or their own name copyrights, patents, registrations and other protections available to the Work Product. The Executive shall assist the Company in obtaining and maintaining patent, copyright, trademark and other appropriate protection for all Work Product in all countries, at the Company's expense. The Executive hereby irrevocably relinquishes for the benefit of the Company, its successors and assigns any moral rights in the Work Product recognized under applicable law.

     The Executive shall disclose all Work Product promptly to the Company and shall not disclose the Work Product to anyone other than authorized Company personnel without the Company's prior written consent. The Executive shall not disclose to the Company or induce the Company to use any secret or confidential information or material belonging to others.

     The provisions of this Section 6(b) cover Work Product of any kind that is conceived or made by the Executive that (i) relates to the business of the Company, its subsidiaries and affiliates, (ii) results from tasks assigned to the Executive by the Company, its subsidiaries and affiliates, or (iii) are conceived or made with the use of facilities or materials provided by the Company, its subsidiaries and affiliates.

     (c) In consideration of the payments made to him hereunder, during the two-year period commencing on the effective date of the termination of his employment, the Executive shall not, without express prior written approval of the Board, directly or indirectly, own or hold any proprietary interest in, or be employed by or receive remuneration from, any Competing Business (as defined in the Merger Agreement), other than severance-type or retirement-type benefits from entities constituting prior employers of the Executive. The Executive also shall not, during such two-year period, solicit for the account of any Competing Business, any customer or client of the Company or its affiliates, or, in the event of the Executive's termination of his employment, any entity or individual that was such a customer or client during the twelve-month period immediately preceding the Executive's termination of employment. The Executive also shall not, during such two-year period, act on behalf of any Competing Business to interfere with the relationship between the Company or its subsidiaries and affiliates and their respective employees.

     For purposes of the preceding paragraph, the term "proprietary interest" means legal or equitable ownership, whether through stockholding or otherwise, of an equity interest in a business, firm or entity other than ownership of less than 2 percent of any class of equity interest in a publicly held business, firm or entity.

     (d) The Company's obligation to make payments, or provide for any benefits under this Agreement (except to the extent vested or exercisable) shall cease upon a violation of the preceding provisions of this section. The Executive acknowledges that the restrictions contained in this Section 6 are reasonable and necessary to protect the legitimate interests of the Company and that any breach by the Executive of any provision hereof will result in irreparable injury to the Company. The Executive acknowledges that, in addition to all remedies available at law, the Company shall be entitled to equitable relief, including injunctive relief, and an equitable accounting of all earnings, profits or other benefits arising from such breach and shall be entitled to receive such other damages, direct or consequential, as may be appropriate. The Company shall not be required to post any bond or other security in connection with any proceeding to enforce this Section 6. The provisions of this Section 6 shall survive the Executive's termination of his employment with the Company.

     Section 7. Withholdings. The Company may directly or indirectly withhold from any payments made under this Agreement all Federal, state, city or other taxes and all other deductions as shall be required pursuant to any law or governmental regulation or ruling or pursuant to any contributory benefit plan maintained by or on behalf of the Company.

     Section 8. Consolidation, Merger, or Sale of Assets. Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, or engaging in any other business combination with, any other person or entity which assumes this Agreement and all obligations and undertakings of the Company hereunder. Upon such a consolidation, merger, transfer of assets or other business combination and assumption, the term "Company" as used herein shall mean such other person or entity and this Agreement shall continue in full force and effect.

     Section 9. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be given in writing and shall be deemed to have been duly given if delivered or mailed, postage prepaid, by same day or overnight mail (i) if to the Executive, at the address set forth above, or (ii) if to the Company, as follows:

                                    LogiMetrics, Inc.
                                    121-03 Dupont Street
                                    Plainview, New York 11803
                                    Attention:  Secretary
                                    Facsimile:  (516) 349-8552
or to such other address as either party shall have previously specified in writing to the other.

     Section 10. No Attachment. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect; provided, however, that nothing in this Section 10 shall preclude the assumption of such rights by executors, administrators or other legal representatives of the Executive or his estate and their assigning any rights hereunder to the person or persons entitled thereto.

     Section 11. Source of Payment. All payments provided for under this Agreement shall be paid in cash from the general funds of the Company. The Company shall not be required to establish a special or separate fund or other segregation of assets to assure such payments, and, if the Company shall make any investments to aid it in meeting its obligations hereunder, the Executive shall have no right, title or interest whatever in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and the Executive or any other person. To the extent that any person acquires a right to receive payments from the Company hereunder, such right, without prejudice to rights which employees may have, shall be no greater than the right of an unsecured creditor of the Company.

     Section 12. Binding Agreement; No Assignment. This Agreement shall be binding upon, and shall inure to the benefit of, the Executive and the Company and their respective permitted successors, assigns, heirs, beneficiaries and representatives. This Agreement is personal to the Executive and may not be assigned by him without the prior written consent of the Company. Any attempted assignment in violation of this Section 12 shall be null and void.

     Section 13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New Jersey, without reference to the choice of law principles thereof.

     Section 14. Entire Agreement. This Agreement shall constitute the entire agreement among the parties with respect to the matters covered hereby and shall supersede all previous written, oral or implied understandings among them with respect to such matters.

     Section 15. Amendments. This Agreement may only be amended or otherwise modified, and compliance with any provision hereof may only be waived, by a writing executed by all of the parties hereto. The provisions of this Section 15 may only be amended or otherwise modified by such a writing.

     Section 16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall together be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by the undersigned, thereunto duly authorized, and the Executive has signed this Agreement, all as of the date first written above.

                                              LOGIMETRICS, INC.



                                             By:________________________________
                                                 Norman M. Phipps, President



                                             ___________________________________
                                                 Charles S. Brand